UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 _____________________________________________________________________

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
 _____________________________________________________________________

Filed by the registrant  ☒                             Filed by a party other than the registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

AG Mortgage Investment Trust, Inc.
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

AG Mortgage Investment Trust, Inc.
245 Park Avenue, 26th Floor
New York, New York 10167

March 21, 2025

Dear Fellow Stockholders:

You are cordially invited to attend the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of AG Mortgage Investment Trust, Inc., which will be held virtually on Monday, May 5, 2025 at 9:00 a.m., Eastern Time. You will be able to participate in the Annual Meeting, vote, and submit your questions via live webcast by visiting
https://web.lumiconnect.com/201017455. Details of the business to be presented at the meeting can be found in the accompanying Notice of Annual Meeting of Stockholders and proxy statement (the “Proxy Statement”).

Pursuant to rules adopted by the United States Securities and Exchange Commission, we have provided access to our proxy materials over the Internet. Accordingly, we are sending a notice regarding the Internet availability of proxy materials (“Notice”) on or about March 21, 2025 to our stockholders of record on March 11, 2025. The Notice and Proxy Statement contain instructions for your participation in this process, including how to access our Proxy Statement and the Annual Report to Stockholders for the fiscal year ended December 31, 2024 over the Internet, how to authorize your proxy to vote online, and how to request a paper copy of the Proxy Statement and Annual Report to Stockholders if you so desire.

If you are unable to attend the virtual Annual Meeting, it is nevertheless very important your shares be represented and voted. You may authorize your proxy to vote your shares over the Internet as described in the Notice and Proxy Statement. Alternatively, if you received a paper copy of the proxy card by mail, please complete, date, sign and promptly return the proxy card by mail so your shares may be voted. You may also vote by telephone as described in your proxy card. If you vote your shares over the Internet, by mail or by telephone prior to the Annual Meeting, you may nevertheless revoke your proxy and cast your vote electronically via live webcast at the Annual Meeting.

On behalf of the Board of Directors, I extend our appreciation for your participation and continued support.

Sincerely,

Debra Hess
Non-Executive Chair of the Board

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 5, 2025

NOTICE IS HEREBY GIVEN to holders of shares of common stock of AG Mortgage Investment Trust, Inc., a Maryland corporation (the “Company,” “we,” “us,” or “our”), that the Company’s 2025 Annual Meeting of Stockholders (the “Annual Meeting”) will be held virtually on Monday, May 5, 2025, at 9:00 a.m., Eastern Time. You can vote and submit questions during the Annual Meeting by visiting https://web.lumiconnect.com/201017455. The Annual Meeting will be held for the following purposes:

1.to consider and vote upon the election of six directors, with each director serving until the 2026 annual meeting of stockholders and until his or her successor is duly elected and qualified;

2.to consider and vote upon the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2025;

3.to consider and vote upon the approval, on an advisory basis, of our executive compensation, as described in the Proxy Statement;

4.to consider and vote upon the approval of the Company’s 2025 Equity Incentive Plan; and

5.to consider and vote upon the transaction of such other business as may properly come before the Annual Meeting and any postponement or adjournment thereof.

We know of no other matter to come before the Annual Meeting. Only holders of record of our common stock at the close of business on March 11, 2025 (the “Record Date”), are entitled to notice of, and to attend and to vote at, the Annual Meeting and any postponement or adjournment thereof.

If you plan on virtually attending the Annual Meeting, you will need to enter the 11-Digit Control Number on your notice regarding the Internet availability of proxy materials (“Notice”). Whether or not you plan to access the Annual Meeting, please authorize your proxy to vote your shares over the Internet, as described in the Notice. Alternatively, if you received a paper copy of the proxy card by mail, please mark, sign, date and promptly return the proxy card in the self-addressed stamped envelope provided. You may also authorize your proxy to vote your shares by telephone as described in your proxy card. Stockholders who authorize a proxy to vote their shares over the Internet, by mail or by telephone prior to the Annual Meeting may nevertheless access the Annual Meeting, revoke their proxies and cast their vote electronically at the virtual meeting.

By Order of the Board of Directors,

Jenny B. Neslin
General Counsel and Secretary

March 21, 2025

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on Monday, May 5, 2025. This Proxy Statement and the Company’s Annual Report to Stockholders for the fiscal year ended December 31, 2024 are available on the “Annual Reports & Proxy Statements” page of the “Financials” section of our website at www.agmit.com.

AG Mortgage Investment Trust, Inc.
245 Park Avenue, 26th Floor
New York, New York 10167

PROXY STATEMENT
FOR
2025 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 5, 2025

This proxy statement (the “Proxy Statement”) is being furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of AG Mortgage Investment Trust, Inc. (the “Company,” “we,” “us” or “our”) for use at our 2025 Annual Meeting of Stockholders (the “Annual Meeting”) to be held virtually on Monday, May 5, 2025 at 9:00 a.m., Eastern Time. Any reference herein to attending the Annual Meeting, including any reference to “in-person” attendance, means attending by remote communication via live webcast on the Internet.

Like an in-person meeting, you can vote and submit questions during the Annual Meeting by visiting
https://web.lumiconnect.com/201017455. You must have your 11-Digit Control Number in order to access the Annual Meeting. The Proxy Statement, proxy card, and our 2024 Annual Report to Stockholders (the “Annual Report”) will be distributed or made available on or about March 21, 2025 to stockholders of record as of the close of business on March 11, 2025 (the “Record Date”).

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

In this section of the Proxy Statement, we answer some common questions regarding our Annual Meeting and the voting of shares at the meeting.
Q:	Where and when will the annual meeting be held?

A:
The meeting will be held on Monday, May 5, 2025 at 9:00 a.m., Eastern Time. You will be able to participate in the Annual Meeting, vote and submit your questions via live webcast by visiting https://web.lumiconnect.com/201017455. To satisfy the requirements for admission to the Annual Meeting, please use the passcode “ag2025”.

Q:	Why is the Company holding a virtual meeting?

A:
We value and encourage broad investor participation and believe that a virtual meeting does so by providing an opportunity for more stockholders to attend and participate in the meeting, while reducing the cost of planning and holding an in person meeting. Please see “How Do I Attend the Annual Meeting?” and “May Stockholders Ask Questions at the Annual Meeting?” below for additional information regarding how to attend and participate in the Annual Meeting.

Q:	What is the quorum for the meeting?

A:
A quorum will be present at the Annual Meeting if a majority of the votes entitled to be cast are present, whether in person or by proxy. No business may be conducted at the Annual Meeting if a quorum is not present. As of the Record Date, 29,658,830 shares of common stock were issued and outstanding, and each share of common stock is entitled to one vote. If less than a majority of the outstanding shares entitled to vote are represented at the Annual Meeting, we expect that the Annual Meeting will be adjourned in order to solicit additional proxies creating the necessary quorum. Notice need not be given of the new date, time or place if announced at the Annual Meeting before an adjournment is taken and the new date of the Annual Meeting is not more than 120 days from March 11, 2025, the Record Date. Shares that are voted “For,” “Against,” “Abstain,” or, with respect to the election of directors, “Withhold,” will be treated as being present at the Annual Meeting for purposes of establishing a quorum. Accordingly, if you are a stockholder of record as of the close of business on the Record Date and have returned a valid proxy or attend the Annual Meeting, your shares will be counted for the purpose of determining whether there is a quorum, even if you wish to abstain from voting on some or all matters at the Annual Meeting. Broker non-votes will also be counted as present for purposes of determining the presence of a quorum.

Q:	What am I voting on?

A:	(1)	The election of six directors each serving until the 2026 annual meeting of stockholders and until his or her successor is duly elected and qualified;

	(2)	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2025;

	(3)	Approval, on an advisory basis, of our executive compensation, as described in this Proxy Statement; and

	(4)	Approval of the AG Mortgage Investment Trust, Inc. 2025 Equity Incentive Plan (the “2025 Plan”).

Q:	How does the Board recommend that I vote on these proposals?

A:	(1)	“FOR” the election of each of the nominees as directors;

	(2)	“FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2025;

	(3)	“FOR” the approval, on an advisory basis, of our resolution on executive compensation, as described in the Proxy Statement; and

	(4)	“FOR” the approval of the 2025 Plan.

Q:	Who is entitled to vote?

A:	Only stockholders of record of our common stock as of the close of business on the Record Date or their duly authorized proxies are entitled to vote at the Annual Meeting.

Q:	How do I vote?

A:	Whether or not you plan to attend the Annual Meeting, we urge you to authorize your proxy to vote your shares over the Internet as described in your notice regarding the Internet availability of proxy materials (“Notice”). Alternatively, if you received a paper copy of the proxy card by mail, please complete, date, sign and promptly return the proxy card in the self-addressed stamped envelope provided. Authorizing your proxy over the Internet, by mailing a proxy card or by telephone will not limit your right to attend the Annual Meeting and vote your shares in person.

Q:	How do I vote my shares that are held by my broker?

A:	If you have shares held by a broker, you may instruct your broker to vote your shares by following the instructions that the broker provides to you. Most brokers allow you to authorize your proxy by mail, telephone and on the Internet.

Q:	How do I vote my shares at the Annual Meeting?

A:
First, you must satisfy the requirements for admission to the Annual Meeting by visiting https://web.lumiconnect.com/201017455 and entering the passcode “ag2025”. Then, if you are a stockholder of record at the close of business on March 11, 2025, you may cast your vote electronically at the Annual Meeting.

You may vote shares held in “street name” at the Annual Meeting only if you obtain a signed proxy from the record holder (broker, bank or other nominee) giving you the right to vote the shares.

Even if you plan to attend the Annual Meeting, we encourage you to authorize a proxy to vote your shares in advance by Internet, telephone or mail so that your vote will be counted in the event you later decide not to attend the Annual Meeting.

If your shares are held in a stock brokerage account or by a bank or other holder of record, after obtaining a valid legal proxy from your broker, bank or other agent, to then register to attend the Annual Meeting, you must submit proof of your legal proxy reflecting the number of your shares along with your name and email address to Equiniti Trust Company, LLC. Requests for registration should be directed to proxy@Equiniti.com or to facsimile number 718-765-8730. Written requests can be mailed to:

Equiniti Trust Company, LLC
Attn: Proxy Tabulation Department
55 Challenger Road, Floor 2
Ridgefield Park, NJ 07660

Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on Wednesday, April 30, 2025.

You will receive a confirmation of your registration by email after we receive your registration materials. Once you receive a confirmation email, including your 11-Digit Control Number, you will be able to participate in the Annual Meeting, vote and submit your questions via live webcast by visiting https://web.lumiconnect.com/201017455 during the meeting. The password for the meeting is “ag2025”. Follow the instructions provided to vote. We encourage you to access the meeting prior to the start time leaving ample time for the check in.

Q:	How many votes do I have?

A:	You are entitled to one vote for each share of common stock you hold as of the close of business on the Record Date. Our stockholders do not have the right to cumulate their votes for directors.

Q:	What are the voting requirements that apply to the proposals discussed in this Proxy Statement?

A:
With respect to the election of directors, you may vote “For” all nominees, “Withhold” your vote as to all nominees, or you may vote “For All Except” one or more nominees. A properly executed proxy marked “Withhold” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated. Members of the Board are elected by a plurality of votes cast, in person or by proxy, at the Annual Meeting, provided that a quorum is present. This means the six nominees who receive the greatest number of “For” votes cast will be elected. Neither broker non-votes nor votes marked “Withhold” will have an effect with respect to the election of any nominee.

You may vote “For,” “Against” or “Abstain” on Proposals 2, 3 and 4. To be approved, each of Proposals 2, 3 and 4 must receive the affirmative vote of a majority of the votes cast, in person or by proxy, at the Annual Meeting on the proposal, provided that a quorum is present.

Abstentions and broker non-votes, if any, will not be counted as votes cast on Proposals 2, 3 and 4 and will have no effect on the result of the vote.

	Proposal	Vote Required	Discretionary Voting Allowed?
(1)	Election of directors	Plurality*	No
(2)	Ratification of the appointment of Deloitte & Touche LLP	Majority**	Yes
(3)	Approval, on an advisory basis, of our executive compensation	Majority**	No
(4)	Approval of the 2025 Plan	Majority**	No

* “Plurality” means with regard to the election of directors, that the six nominees for director receiving the greatest number of “for” votes cast at the Annual Meeting, in person or by proxy, will be elected.
** “Majority” means a majority of the votes cast at the Annual Meeting on the particular matter.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:	If your shares are registered in your name with our transfer agent, Equiniti Trust Company, LLC, you are the “stockholder of record” of those shares.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of those shares. The Notice and Proxy Statement and any accompanying document have been forwarded to you by your broker, bank or other holder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote your shares by using the voting instruction card or by following their instructions for voting by telephone or on the Internet.

Q:	How do I attend the Annual Meeting?

A:
You can attend the Annual Meeting, vote and submit your questions during the Annual Meeting by visiting https://web.lumiconnect.com/201017455. You must use the passcode “ag2025” in order to access the Annual Meeting. Online access to the webcast will open 60 minutes prior to the start of the Annual Meeting to allow time for you to log-in and test your device. We encourage you to access the webcast in advance of the designated start time.

Q:	May stockholders ask questions at the Annual Meeting?

A:	Yes. There will be time allotted at the end of the meeting when our representatives will answer questions from stockholders participating on the webcast.

Q:	Why did I not receive my proxy materials in the mail?

A:
As permitted by rules of the United States Securities and Exchange Commission (the “SEC”), we are making this Proxy Statement and the Annual Report, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, available to our stockholders electronically via the Internet. The “e-proxy” process expedites stockholders’ receipt of proxy materials and lowers the costs and reduces the environmental impact of our Annual Meeting.

On or about March 21, 2025, we mailed to stockholders of record, as of the close of business on the Record Date, the Notice containing instructions on how to access this Proxy Statement, our Annual Report and other soliciting materials via the Internet. If you received the Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you had previously indicated that you wanted to receive a printed copy. The Notice instructs you on how to access the Proxy Statement and Annual Report and how you may submit your proxy.

Q:	Can I vote my shares by filling out and returning the Notice?

A:	No. The Notice identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to authorize your proxy via the Internet or by telephone or vote in person at the Annual Meeting or to request a paper proxy card, which will contain instructions for authorizing a proxy by the Internet, by telephone or by returning a signed paper proxy card.

Q:	Will there be any other items of business on the agenda?

A:	We do not know of any other matter that may be brought before the Annual Meeting nor do we foresee or have reason to believe that proxy holders will have to vote for substitute or alternate nominees for election to the Board. In the event that any other matter should come before the Annual Meeting or any nominee is not available for election, the persons named in the enclosed proxy will have discretionary authority to exercise all proxies with respect to such matters in accordance with their discretion.

Q:	Who has paid for this proxy solicitation?

A:
We pay for the cost of preparing, printing and mailing the Notice and, to the extent requested by our stockholders, the proxy materials and any additional materials furnished to stockholders. Proxies may be solicited by our directors or our executive officers or by executive officers of our external manager, AG REIT Management, LLC (our “Manager”), personally, by e-mail or by telephone without additional compensation for such activities. We have also retained D.F. King & Co., Inc. to perform proxy solicitation services at a fee estimated at $9,000, plus out of pocket expenses. We will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send appropriate solicitation materials to such beneficial owners, and we will pay such holders their standard and ordinary fees. We will also reimburse such holders for their reasonable out-of-pocket expenses.

Q:	What does it mean if I receive more than one Notice?

A:	If you receive more than one Notice, your shares are registered in more than one name or are registered in more than one account. Sign and return all proxy cards to ensure that all your shares are voted.

Q:	What if I return a signed proxy or voting instruction card, but do not specify how my shares are to be voted?

A:	If you are a stockholder of record and you submit a proxy, but you do not provide voting instructions, all of your shares will be voted FOR Proposals 1, 2, 3 and 4.

If you are a beneficial owner and you do not provide the broker or other nominee that holds your shares with voting instructions, the broker or other nominee will determine if it has the discretionary authority to vote on the particular matter. Under the rules of the New York Stock Exchange (“NYSE”), brokers and other nominees have the discretion to vote on routine matters, such as Proposal 2, but do not have discretion to vote on non-routine matters, such as Proposals 1, 3 and 4. Therefore, if you do not provide voting instructions to your broker or other nominee, your broker or other nominee may only vote your shares on Proposal 2 and any other routine matters properly presented for a vote at the Annual Meeting.

Q:	How are abstentions and “broker non-votes” treated?

A:	Abstentions and broker non-votes are each included in the determination of the number of shares present at the Annual Meeting for the purpose of determining whether a quorum is present.

An abstention is the voluntary act of directing your proxy to abstain or attending the meeting in person and marking a ballot to abstain.

Under NYSE rules, brokers or other nominees who hold shares for a beneficial owner have the discretion to vote on a limited number of “routine” proposals when they have not received voting instructions from the beneficial owner at least ten days prior to the Annual Meeting. Your shares may be voted on Proposal 2 if they are held in the name of a brokerage firm, even if you do not provide the brokerage firm with voting instructions, since the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm is considered a “routine” proposal. All other items on this year’s ballot are considered “non-routine” proposals under NYSE rules for which brokers may not vote absent voting instructions from the beneficial owner. A “broker non-vote” occurs when a broker or other nominee does not vote on a particular proposal because such broker or nominee does not receive such voting instructions and does not have the discretion to vote the shares.

Pursuant to Maryland law, abstentions and broker non-votes are counted as present for purposes of determining the presence of a quorum. However, abstentions and broker non-votes, as applicable, will have no impact on the outcome of any of the four proposals, as they are not counted as votes cast.

Q:	Can I change my vote after I have voted?

A:
Yes. You can change your vote either by:

•executing or authorizing, dating and delivering to us a new proxy with a later date that is received no later than May 4, 2025;

•voting again via the Internet or by telephone at a later time before the closing of those voting facilities at 11:59 p.m., Eastern Time, on May 4, 2025;

•sending a written statement revoking your proxy card to our General Counsel provided such statement is received no later than May 4, 2025; or

•by attending the Annual Meeting, revoking your proxy and voting electronically at the Annual Meeting.

Your virtual attendance at the Annual Meeting will not, by itself, revoke a proxy previously authorized by you. We will honor the proxy card or authorization with the latest date.

Proxy revocation notices should be sent to AG Mortgage Investment Trust, Inc., 245 Park Avenue, 26th Floor, New York, New York 10167, Attention: General Counsel. New paper proxy cards should be sent to Proxy Tabulation Department, c/o Equiniti Trust Company, LLC, 55 Challenger Road, Floor 2, Ridgefield Park, NJ 07660.

Q:	Can I find additional information on the Company’s website?

A:
Yes. Our website is located at www.agmit.com. Although the information contained on our website is not part of this Proxy Statement, you can view additional information on our website, such as our corporate governance guidelines, our code of business conduct and ethics, charters of our board committees and reports that we file with the SEC. The information contained on our website is not part of, or incorporated by reference in, this proxy statement.

PROPOSAL 1: ELECTION OF DIRECTORS

Our Board currently consists of eight members. Our Nominating and Corporate Governance Committee analyzes the composition of our Board each year. In connection with this review, the Board, upon the recommendation of the Nominating and Corporate Governance Committee, nominated the following six individuals, including four directors that meet the independence standards of the NYSE, to serve until the 2026 annual meeting of stockholders and until their successors are duly elected and qualified: Debra Hess, T.J. Durkin, Dianne Hurley, Matthew Jozoff, M. Christian Mitchell and Nicholas Smith (each a “Nominee,” and, collectively, the “Nominees”). In connection with the Annual Meeting, our Board has determined to decrease the size of the Board from eight members to six members. See “Corporate Governance - Board Composition and Refreshment” below.

All of the Nominees currently serve on the Board and were elected by the stockholders at the 2024 annual meeting of stockholders. The Board anticipates that, if elected, each Nominee will serve as a director. However, if any Nominee is unable to accept election, the proxies will be voted for the election of such other person or persons as the Board may recommend, unless the Board determines to reduce the number of directors or to leave a vacant seat on our Board in accordance with the Company’s charter and bylaws.

RECOMMENDATION OF THE BOARD:

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES TO THE BOARD OF DIRECTORS.

The voting requirements for this proposal are described above in the “General Information About the Annual Meeting and Voting” section of this Proxy Statement.

DIRECTOR NOMINEES AND EXECUTIVE OFFICERS

Information Regarding Director Nominees

We believe that all of the Nominees are intelligent, collegial, insightful, proactive with respect to management and risk oversight, diligent and exercise good judgment. The biographical descriptions below set forth certain information with respect to each Nominee for election as a director at the Annual Meeting, including the age of each Nominee as of the date of this Proxy Statement, and the experience, qualifications, attributes or skills of each Nominee that led us to conclude that such person should serve as a director.

Debra Hess Non-Executive Chair of the Board Independent Director since 2018 Age: 60 Committees: - Audit - Compensation - Nominating and Corporate Governance (Chair)
Ms. Hess served as Chief Financial Officer of NorthStar Asset Management Group Inc. (NYSE: NSAM) (“NorthStar”) from July 2014 until January 2017, when NorthStar merged with Colony Capital, Inc. (NYSE: CLNY) (“Colony Capital”), which is now known as DigitalBridge Group, Inc. (NYSE: DBRG). Ms. Hess had also served as Chief Financial Officer of NorthStar Realty Finance Corp. (NYSE: NRF) (“NRF”) from July 2011 to January 2017, when NRF merged with Colony Capital. During her tenure at NorthStar until August 2015, Ms. Hess served as Chief Financial Officer of NorthStar’s non-traded companies. Ms. Hess also served as Interim Chief Financial Officer of NorthStar Realty Europe Corp. (NYSE: NRE) from June 2015 to November 2015. Prior to joining NorthStar, Ms. Hess served as Chief Financial Officer of H/2 Capital Partners, where she was employed from August 2008 to June 2011. From March 2003 to July 2008, Ms. Hess was a managing director at Fortress Investment Group, where she also served as Chief Financial Officer of Newcastle Investment Corp., a Fortress portfolio company and a NYSE-listed alternative investment manager. From 1993 to 2003, Ms. Hess served in various positions at Goldman, Sachs & Co., including as Vice President in Goldman Sachs’ Principal Finance Group and as a Manager of Financial Reporting in Goldman Sachs’ Finance Division. Prior to 1993, Ms. Hess was employed by the Chemical Banking Corporation in the corporate credit policy group and by Arthur Andersen & Company as a supervisory senior auditor. Ms. Hess currently serves on the board of directors of Radian Group Inc. where she became chair of the Audit Committee in January 2022 (NYSE: RDN), and on the board of directors of CenterPoint Properties Trust where she is the chair of the Audit Committee. Ms. Hess holds a Bachelor of Science in Accounting from the University of Connecticut and a Master of Business Administration in Finance from New York University.

Due to her extensive mortgage banking, finance and real estate experience, her role as the Chief Financial Officer of various publicly traded companies in our sector, and her significant financial, accounting and compliance experience at public companies, we believe Ms. Hess should serve as a member of our Board.

T.J. Durkin Chief Executive Officer & President Director since 2018 Age: 42
Mr. Durkin joined Angelo, Gordon & Co., L.P. (“TPG Angelo Gordon”) in 2008 and is a Managing Director and Head of TPG Angelo Gordon’s Structured Credit & Specialty Finance business. Mr. Durkin also serves as co-Portfolio Manager of TPG Angelo Gordon’s structured credit securities portfolios. Mr. Durkin has served as our Chief Executive Officer and President since October 2022 and April 2021, respectively, having also previously served as our Chief Investment Officer from October 2017 to April 2021. Mr. Durkin has also served as a member of our Board of Directors since 2018. Mr. Durkin is also a board member of Arc Home LLC (“Arc Home”), a mortgage originator and GSE licensed servicer owned by the Company and other affiliates of TPG Angelo Gordon. Mr. Durkin began his career at Bear, Stearns & Co. where he was a Managing Director on the Non-Agency Trading Desk focused on the structuring and trading of multiple asset classes, including subprime, Alt-A, second lien and small balance commercial. Mr. Durkin earned his Bachelor’s degree in finance from Fordham University and currently serves as a member of the school’s President's Council. He is also a board member of VE International, a not-for-profit organization focused on preparing high school students for college and careers through skills learned in an entrepreneurship-based curriculum.

Due to his vast industry experience and mortgage and structured products expertise, we believe Mr. Durkin should serve as a member of our Board.

Dianne Hurley

Independent Director since 2020

Age: 62

Committees (prior to May 5, 2025):
- Audit (Chair)
- Nominating and Corporate Governance

Committees (effective May 5, 2025):
- Audit
- Compensation (Chair)

Ms. Hurley is currently the Chief Operating Officer of MonCap Holdings, LLC, a growth private equity firm. She has been an operations, finance and human capital management c-suite consultant in the real estate, asset management and education sectors since 2015. Ms. Hurley also served as a Managing Director at Glocap Search, LLC (2022-2023), the Chief Financial and Operations Officer of Moravian Academy (2020-2022) and as the Chief Administrative Officer of A&E Real Estate, one of the largest owner/operators of multi-family real estate in New York City (2017-2020). From 2009 to 2011, Ms. Hurley served as the first Chief Operating Officer of Global Distribution in the Asset Management Division of Credit Suisse. From 2004 to 2009, Ms. Hurley served as the founding Chief Administrative Officer of TPG-Axon, a large investment management firm affiliated with TPG Capital. Ms. Hurley began her career in the real estate department of Goldman, Sachs & Co. Ms. Hurley currently serves as the chair of the Compensation Committee and member of the Audit Committee for American Healthcare REIT (NYSE:AHR). She has also previously served as an independent director of an additional three public companies within the real estate industry. Ms. Hurley holds a Bachelor of Arts from Harvard University and a Master of Business Administration from Yale School of Management.

Due to her extensive financial and real estate experience, as well as her experience as a director for several other public companies within the real estate industy, we believe Ms. Hurley should serve as a member of our Board.

Matthew Jozoff Independent Director since 2022 Age: 59 Committees (prior to May 5, 2025): - Audit - Compensation Committees (effective May 5, 2025): - Compensation - Nominating and Corporate Governance
Mr. Jozoff is currently Co-Chief Executive Officer, Portfolio Manager and Partner of Trevally Capital, an asset management and advisory firm. Before joining Trevally Capital, Mr. Jozoff served as a Managing Director at Radkl, a quantitative trading firm for digital assets and cryptocurrencies, from 2021 to 2023. Prior to joining Radkl, Mr. Jozoff served in various positions at J.P. Morgan Chase & Co., including as a Managing Director and Co-Head of Fixed Income, Currencies, Commodities and Index Research (2019-2021); Head of Rates and Securitized Products Research (2013-2019); and Head of Mortgage/Securitized Products Research (2006-2013). Prior to joining J.P. Morgan, Mr. Jozoff worked at Goldman Sachs & Co. as a Vice President and Head of Mortgage Strategy from 1997 to 2006 and at Lehman Brothers in its Mortgage Research division from 1991 to 1997. Mr. Jozoff holds a Bachelor of Arts from Princeton University and a Master of Business Administration from the University of Pennsylvania.

Due to his extensive experience in the mortgage origination, fixed income and finance industries, we believe Mr. Jozoff should serve as a member of our Board.

M. Christian Mitchell Independent Director since 2023 Age: 70 Committees (prior to May 5, 2025): - Audit Committees (effective May 5, 2025): - Audit (Chair) - Nominating and Corporate Governance	Mr. Mitchell retired from Deloitte & Touche LLP in 2003, where he was the national managing partner of the mortgage banking and finance companies practice. During his 26 year career at Deloitte, he also served as regional managing partner for various practices including audit, enterprise risk services and financial services. He was also a founding board member of Deloitte Consulting USA. Mr. Mitchell serves as a senior advisor for Marshall & Stevens, a national valuation and financial advisory firm, where he previously served on the Board of Directors. He is also a director of Pacific Premier Bancorp Inc. (NASDAQ: PPBI), an Irvine, California-based bank holding company, Parsons Corporation (NYSE: PSN), a Chantilly, Virginia-based provider of technology-driven solutions in the defense, intelligence and critical infrastructure markets, Huntington Health, a Cedars Sinai-affiliated hospital located in Pasadena, California, and a member of the Board of Visitors for the Culverhouse College of Business at the University of Alabama. Mr. Mitchell previously served on the board of directors of Western Asset Mortgage Capital Corporation (NYSE: WMC) from 2012 until it was acquired by the Company in 2023, as well as a director of numerous public, private equity-backed, and private companies, including PS Business Parks, Inc. from 2021 to 2022, and as an adjunct professor of accounting at the University of Redlands. He is the chairman emeritus of the National Association of Corporate Directors (“NACD”), Pacific Southwest, and was a member of the national board of NACD from 2017 to 2019. Mr. Mitchell holds a Bachelor of Science from the University of Alabama. In 2011 and 2012, Mr. Mitchell was named “one of the 100 most influential people in corporate governance” by Directorship magazine.

Due to his extensive experience in the real estate and mortgage industry, his professional and educational background in accounting and finance, and his previous experience serving on boards of directors, we believe Mr. Mitchell should serve as a member of our Board.

Nicholas Smith Chief Investment Officer Director since 2022 Age: 44
Mr. Smith joined TPG Angelo Gordon in 2021 as a Managing Director in the Structured Credit & Specialty Finance team and is the head of the strategy’s Residential Whole Loan Business. Mr. Smith has served as our Chief Investment Officer since April 2021 and as a member of our Board of Directors since October 2022. Mr. Smith also serves as a board member of Arc Home, a mortgage originator and GSE licensed servicer owned by the Company and other affiliates of TPG Angelo Gordon. Prior to joining TPG Angelo Gordon, Mr. Smith was a Managing Director at Bank of America Securities, where he was the Non-Agency RMBS and ABS Trading Desk Head. During his tenure at Bank of America Securities, Mr. Smith was instrumental in developing the Whole Loan Purchase Program along with the disposition of Credit Sensitive Loans for the Legacy Assets and Servicing Group. Prior to working at Bank of America, Mr. Smith worked at Guggenheim Capital Markets and Bear, Stearns & Co. in various trading, banking and structuring roles. Mr. Smith holds a Bachelor’s degree in Mathematical Economics from Colgate University.

Due to his deep expertise in residential mortgage origination, trading, underwriting and lending, and extensive industry experience, we believe Mr. Smith should serve as a member of our Board.

Biographical Information Regarding Executive Officers Who Are Not Directors

The following is a list of individuals serving as executive officers of the Company, other than T.J. Durkin (our Chief Executive Officer and President) and Nicholas Smith (our Chief Investment Officer), who serve as members of our Board in addition to their roles as executive officers. For biographical information regarding Messrs. Durkin and

Smith, see “Information Regarding Director Nominees” above. All of our executive officers serve at the discretion of the Board. In addition, all of our executive officers are employed by TPG Angelo Gordon, an affiliate of our Manager, in various executive, managerial and administrative positions. Pursuant to the terms of our management agreement, our Manager is obligated to supply us with our management team, including a chief executive officer, chief financial officer and chief investment officer or similar positions.

Anthony Rossiello Chief Financial Officer and Treasurer Age: 37
Mr. Rossiello joined TPG Angelo Gordon’s finance team in 2020 and was appointed as our Chief Financial Officer and Treasurer and a Managing Director of TPG Angelo Gordon, effective January 2021. In this position, Mr. Rossiello also serves as our Principal Financial and Accounting Officer. Mr. Rossiello has previously served as our Controller and interim Principal Accounting Officer during 2020. Prior to joining TPG Angelo Gordon, Mr. Rossiello began his career at Ernst & Young LLP where he was a Senior Manager in the Banking and Capital Markets practice primarily focusing on providing client services to publicly traded companies within the banking and mortgage REIT industry as well as working with private companies within the mortgage origination and servicing industry. Mr. Rossiello holds a Bachelor of Science in Accounting from the State University of New York at Albany and is a Certified Public Accountant.

Jenny B. Neslin General Counsel and Secretary Age: 42
Ms. Neslin joined TPG Angelo Gordon’s legal team as a Managing Director in April 2021 and was appointed as our General Counsel and Secretary, effective April 2021. Ms. Neslin also serves as General Counsel and Secretary of TPG Twin Brook Capital Income Fund (“TCAP”) and TPG Private Equity Opportunities, L.P., positions she has held since February 2022 and February 2025, respectively, as well as having previously served in such roles for TCAP's predecessors since November 2021. In addition, she served as Interim Chief Compliance Officer of TCAP from October 2023 to March 2025. Prior to joining the Company, Ms. Neslin was Managing Director and Deputy General Counsel at Colony Capital, which is now known as DigitalBridge Group, Inc. (NYSE: DBRG). At Colony Capital, Ms. Neslin was responsible for legal oversight of Colony Capital’s capital markets activities (including public and private equity and debt offerings), ongoing disclosure and reporting obligations under U.S. federal securities laws and corporate governance matters. Prior to joining a Colony Capital predecessor in July 2013 as Associate General Counsel, Ms. Neslin was an associate in the Capital Markets group at Clifford Chance US LLP, where she primarily advised REITs and investment banks in public and private capital markets transactions. Ms. Neslin holds a Bachelor of Music in Music Business from New York University and a Juris Doctor from Benjamin N. Cardozo School of Law at Yeshiva University.

Andrew Parks Chief Risk Officer Age: 52
Mr. Parks joined TPG Angelo Gordon in August 2009 as Chief Risk Officer and has served as our Chief Risk Officer since our IPO in July 2011. Before joining TPG Angelo Gordon, Mr. Parks was associated with Morgan Stanley where he served as an Executive Director overseeing the risk management group for the ultra-high net worth division in the U.S. and Latin America. Prior to joining Morgan Stanley, Mr. Parks worked as a corporate attorney at Cravath, Swaine & Moore LLP in New York in the areas of mergers and acquisitions, debt and equity capital markets, secured corporate credit and real estate acquisition/finance. Mr. Parks holds a Bachelor of Arts from Tulane University and a Juris Doctor from The University of Texas School of Law.

CORPORATE GOVERNANCE

Board and Committees

Our Manager manages our day-to-day operations, subject to the supervision and oversight of our Board. Our Manager has delegated to TPG Angelo Gordon the overall responsibility of our Manager’s day-to-day duties and obligations arising under our management agreement. Members of our Board are kept informed of our business through discussions with our and our Manager’s executive officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees. A majority of the members of our Board are “independent,” as determined in accordance with the requirements of the NYSE and the regulations of the SEC. Our independent directors meet in executive sessions without the presence of our executive officers or non-independent directors.

Our Board has formed an audit committee (“Audit Committee”), a compensation committee (“Compensation Committee”) and a nominating and corporate governance committee (“Nominating and Corporate Governance Committee”) and has adopted charters for each of these committees. Each of these committees is composed exclusively of independent directors, as defined by the listing standards of the NYSE and, as it relates to the Audit Committee, Rule 10A-3(b)(1) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, as it relates to the Compensation Committee, Rule 10C-1(b)(1)(ii) promulgated under the Exchange Act. Moreover, the Compensation Committee is composed exclusively of individuals intended to be, to the extent provided by Rule 16b-3 promulgated under the Exchange Act, non-employee directors.

Board Composition and Refreshment

Our Board recognizes the importance of having the right mix of skills, expertise and experience and regularly reviews its capabilities. Our Board is also committed to seeking highly qualified individuals from minority groups (including gender and ethnically/racially diverse groups) to include in the pool from which board nominees are selected. In the past five years, our Board has appointed three women to serve on our Board. Following the Annual Meeting, our Board will be 1/3 female. In addition to gender diversity, we believe that our Board nominees represent diverse views, experiences and backgrounds. In connection with the Annual Meeting, our Board has determined to decrease the size of the Board from eight members to six members (including four independent directors), which our Board believes is the appropriate size for the Company.

Our Board further recognizes the importance of refreshment. In 2022, two new directors with substantial mortgage origination and securitization experience - Matthew Jozoff, an independent director, and Nicholas Smith, our Chief Investment Officer - were elected to our Board. In addition, our Board nominees include one director from the WMC acquisition completed in December 2023 - M. Christian Mitchell, an independent director - who brings legacy knowledge regarding WMC's assets as well as significant real estate/mortgage industry, financial and directorship experience. As a result, our Board of Directors has an average tenure of 4.2 years.

Board Leadership

Our business is conducted day-to-day by our executive officers and our Manager, under the direction of our Chief Executive Officer and the oversight of our Board, to enhance long-term value for our stockholders. Our Board is elected by our stockholders on an annual basis to oversee our executive officers and our Manager.

The Board annually appoints a chair of the board, who may or may not be our Chief Executive Officer. We currently separate the Chair of the Board and Chief Executive Officer roles. As Non-Executive Chair of the Board, Debra Hess presides over all meetings of the Board (including executive sessions of the independent directors) and stockholders, consults with the Chief Executive Officer and the Board committee chairs in establishing the agenda for Board and Board committee meetings, and acts as a liaison between the outside directors and management (including the Chief Executive Officer), and among independent directors. In addition, Ms. Hess serves as the focal point of communication to the Board regarding management plans and initiatives, ensures that the role between

Board oversight and management operations is respected, and performs such other duties as the Board requires from time to time.

At present, our Board believes that the separation of the Chair and Chief Executive Officer roles, while not required, fosters clear accountability and enhances the Board’s oversight of and independence from management, as well as assists the Board’s ability to carry out its roles and responsibilities on behalf of stockholders. The Board also believes that the current leadership structure fosters effective decision-making and alignment on corporate strategy. In addition, the Board believes that separation of the Chair of the Board and Chief Executive Officer roles strengthens risk management and allows our Chief Executive Officer to focus more of his time and energy on day-to-day management and operations of the business.

The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide independent oversight of management. The Board believes that there is no single, generally accepted approach to providing board leadership, and the right board leadership structure may vary as circumstances warrant. Consistent with this belief, our independent directors consider the board’s leadership structure on an annual basis.

Director Independence

Under the corporate governance standards of the NYSE, at least a majority of our directors, and all of the members of our Audit, Compensation and Nominating and Corporate Governance Committees, must be “independent,” as such term is defined in the NYSE Listed Company Manual. The NYSE standards provide that to qualify as an “independent” director, in addition to satisfying certain bright-line criteria, the Board must affirmatively determine a director has no material relationship with us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us). Our Board has affirmatively determined each of the following director nominees satisfies the bright-line independence criteria of the NYSE and none of them has a relationship with us that would interfere with such person’s ability to exercise independent judgment as a member of the Board: Debra Hess, Dianne Hurley, Matthew Jozoff and M. Christian Mitchell. Therefore, we believe that all of these nominees, who constitute a majority of our Board nominees, are independent under the NYSE rules.

The Nominating and Corporate Governance Committee has adopted limits on the number of public company boards on which our independent directors may serve, to enable them to have sufficient time to devote to their duties to the Company. Unless approved by the Board, our independent directors may not serve on more than four public company boards, which number includes service on our Board. The Company does not limit the number of not-for-profit boards on which our independent directors may serve.

We have implemented procedures for interested parties, including stockholders, to communicate directly with our independent directors. We believe providing a method for interested parties to communicate directly with our independent directors, rather than the full Board, facilitates candid and open communications and provides an efficient method of relaying any interested party’s concerns or comments. See “Communication with the Board and Independent Directors.”

Nomination of Directors

Before each annual meeting of stockholders, the Nominating and Corporate Governance Committee considers the nomination of all directors and also considers new candidates whenever there is a vacancy on the Board or whenever a vacancy is anticipated. The Nominating and Corporate Governance Committee identifies director candidates based on recommendations from directors, stockholders, management and others. The committee may engage the services of third-party search firms to assist in identifying or evaluating director candidates.

Our Nominating and Corporate Governance Committee charter provides that the Nominating and Corporate Governance Committee will consider recommendations for board membership by stockholders. The Nominating and Corporate Governance Committee considers candidates proposed by stockholders and evaluates them using the same criteria as for other candidates.

The Nominating and Corporate Governance Committee evaluates annually the effectiveness of the Board as a whole and of each committee and conducts an annual assessment of each independent director. The Nominating and Corporate Governance Committee also identifies any area in which the Board would be better served by adding new members with different skills, backgrounds or areas of experience. The Board considers director candidates, including those nominated by stockholders, based on a number of factors including: whether the board member will be “independent,” as such term is defined by the NYSE listing standards; whether the candidate possesses the highest personal and professional ethics, integrity and values; and whether the candidate contributes to the overall diversity of the Board. Candidates are also evaluated on their understanding of our business, experience, and willingness to devote adequate time to carrying out their duties, among other things. The Nominating and Corporate Governance Committee also monitors the mix of skills, experience and background of the members of the Board to assure the Board has the necessary composition to effectively perform its oversight function.

While we do not have a formal policy about diversity, our Board is committed to seeking highly qualified individuals from minority groups (including gender and ethnically/racially diverse groups) to include in the pool from which board nominees are selected. Each individual is evaluated in the context of the Board as a whole, with the objective of recommending a group of directors that reflects a mix of different viewpoints, professional experience, education, skills and other personal qualities and attributes that can best facilitate the success of the Company’s business and can represent shareholder interests through the exercise of sound judgment, using its diversity of experience.

Corporate Governance Guidelines

Our Board has also adopted corporate governance guidelines, which are available in the “Governance - Committee Composition” section of our website, www.agmit.com. These guidelines set forth the practices the Board follows with respect to, among other matters, the composition of the Board; director responsibilities; board committees; director access to executive officers, the Manager and independent advisors; director compensation; and regular evaluations of the performance of the Board.

Retirement Policy

The Board believes that 75 years of age is an appropriate retirement age for directors. Directors generally will not be nominated for reelection at any annual stockholders meeting following their 75th birthday. However, the Board may determine to waive this policy in individual cases.

Clawback Policy

The Compensation Committee adopted a clawback policy on recovery of incentive compensation (the “Clawback Policy”), effective December 1, 2023, in accordance with Rule 10D-1 of the Exchange Act (“Rule 10D-1”) and the NYSE and Nasdaq Stock Market’s listing standards. The Clawback Policy applies to current and former executive officers of the Company as defined in Rule 10D-1 and will be administered by the Compensation Committee. In the event the Company is required to prepare an accounting restatement to correct material noncompliance with any financial reporting requirement under U.S. federal securities laws, including restatements that correct an error in previously issued financial statements that is material to the previously issued financial statements or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period, it is the Company’s policy to recover erroneously awarded incentive-based compensation received by its former and current executive officers on or after October 2, 2023. The recovery of such compensation applies regardless of whether an executive officer engaged in misconduct or otherwise caused or contributed to the requirement for a restatement.

Code of Business Conduct and Ethics

Our Board has established a code of business conduct and ethics that applies to our executive officers and directors as well as the employees, executive officers and directors of our affiliates who provide us services (the “Code of Ethics”). Among other matters, our Code of Ethics is designed to deter wrongdoing and to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
•	accurate, complete, objective, relevant, timely and understandable disclosure in our SEC reports and other public communications;
•	compliance with applicable governmental laws, rules and regulations;
•	the protection of Company assets, including corporate opportunities and confidential information;
•	prompt internal reporting of violations of the Code of Ethics to appropriate persons identified in the Code of Ethics; and
•	accountability for adherence to the Code of Ethics.
Any waiver of the Code of Ethics may be made only by our Board or one of our board committees. The Code of Ethics is posted in the “Governance — Committee Composition” section of our website, www.agmit.com. We intend to satisfy the disclosure requirement regarding any amendment to, or a waiver of, a provision of the Code of Ethics by posting such information on our website.

Insider Trading Policy

Our Board has adopted an insider trading policy (the “Insider Trading Policy”), which contains policies and procedures governing the purchase, sale and/or other dispositions of our securities by our directors, officers or other employees. Such policies and procedures are reasonably designed to promote compliance with insider trading laws, rules and regulations, and any listing standards applicable to us. A copy of our Insider Trading Policy was filed as Exhibit 19.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

Stockholder Outreach

We are committed to effective corporate governance and value the views of our stockholders. Throughout the year, our senior management team maintains a regular dialogue with investors to gain their perspectives on current governance and related issues, with a view toward addressing any questions or concerns. The feedback and insight obtained from this outreach, in addition to emerging best practices, policies at other companies and other market standards, are considered and evaluated by the Board and our senior management team.

Board’s Role in Risk Oversight

The Board is responsible for overseeing our risk management policies and practices. Our executive officers, including our Chief Risk Officer, who are responsible for our day-to-day risk management practices, regularly present to the Board on our overall risk profile and the processes by which such risks are mitigated. Our Manager also regularly reports to the Board on various matters related to our risk exposure. Through regular and consistent communication, our Manager provides reasonable assurances to our Board that all of our material operational and investment risks, including among others, liquidity risk, interest rate risk and capital market risk, are understood and addressed.

Cybersecurity

Cybersecurity is a growing risk for companies. The Company’s business is highly dependent on the communications and information systems of our Manager, its affiliates and third-party service providers. Our Manager is an affiliate of TPG Inc. (“TPG”), a leading global alternative asset management firm. We, in conjunction with our Manager and its affiliates, have adopted processes designed to identify, assess and manage material risks from cybersecurity threats. Our Board holds oversight responsibility over the Company’s strategy and risk management, including material risks related to cybersecurity threats. This oversight is executed directly by the Board and through its committees. The Board regularly engages in discussions with management regarding the Company's risk assessment and risk management policies. In addition, our Audit Committee oversees the management of systemic risks, including cybersecurity, in accordance with its charter.

Our Board, including the Audit Committee, is briefed on our Manager’s information security program and cybersecurity risks at least once each year and as needed in connection with any potentially material cybersecurity incidents. TPG's Chief Information Security Officer reports at least annually to our Board, including the Audit Committee, and such report may address overall assessment of the Company’s compliance with this and other cybersecurity policies, including topics such as risk assessment, risk management and control decisions, service provider arrangements, test results, security incidents and responses, and recommendations for changes and updates to policies and procedures. Additional information about our cybersecurity risk management and governance can be found in Item 1C. “Cybersecurity” of our Annual Report on Form 10-K for the year ended December 31, 2024.

Board Meetings and Annual Meeting of Stockholders

The Board held 12 meetings (including regularly scheduled and special meetings) in 2024, and each director who was a director in 2024 attended at least 75% of the aggregate of (i) the total number of meetings of the Board (held during the period for which such person has been a director) and (ii) the total number of meetings held by all committees of the Board on which such person served (during the periods that such person served).

We have a policy that directors attend each annual meeting of stockholders. All of our directors serving in May 2024 attended the 2024 annual meeting of stockholders. The independent directors have the opportunity to meet in executive session at least once per quarter during a regularly scheduled board meeting without management. During 2024, Debra Hess, who served as our Non-Executive Chair of the Board, presided at the executive sessions of the independent directors.

Committee Membership

The current committees of the Board are the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. The table below provides current Board committee membership information and information regarding the number of meetings held in 2024.

Director	Audit	Compensation	Nominating and Corporate Governance
Debra Hess*	M, E	M	C
Dianne Hurley	C, E	—	M
Matthew Jozoff	M	M	—
Peter Linneman (3)	—	C	M
M. Christian Mitchell (1)	M, E	—	—
Lisa G. Quateman (2) (3)	—	M	—
Number of Meetings Held in 2024	4	4	4
*Non-Executive Chair of the Board
M - Member           C - Chair             E - Audit Committee Financial Expert

(1) Mr. Mitchell was appointed to the Audit Committee immediately following our 2024 Annual Meeting on May 2, 2024.

(2) Ms. Quateman was appointed to the Compensation Committee immediately following our 2024 Annual Meeting on May 2, 2024.
(3) Mr. Linneman and Ms. Quateman are not standing for reelection at the Annual Meeting.

The table below provides our Board committee memberships to be effective as of May 5, 2025 should all of our nominees be elected at the Annual Meeting.

Director	Audit	Compensation	Nominating and Corporate Governance
Debra Hess*	M, E	M	C
Dianne Hurley	M, E	C	—
Matthew Jozoff	—	M	M
M. Christian Mitchell	C, E	—	M
*Non-Executive Chair of the Board
M - Member           C - Chair             E - Audit Committee Financial Expert

Board Committees

Below is a description of each committee of the Board. Each of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee has adopted a charter, which is available at our website at www.agmit.com under the heading “Governance – Committee Composition.”

Audit Committee

Our Audit Committee consists of Mses. Hurley and Hess and Messrs. Jozoff and Mitchell, each of whom is an independent director and “financially literate” under the rules of the NYSE. Ms. Hurley chairs our Audit Committee and each of Mses. Hurley, Hess and Mr. Mitchell are audit committee financial experts, as that term is defined by the SEC. Our Audit Committee assists the Board in overseeing:

•our internal controls over financial reporting;

•our accounting and financial reporting processes;

•the integrity and audits of our consolidated financial statements;

•our compliance with legal and regulatory requirements;

•our information technology security program;

•the qualifications and independence of our independent auditors; and

•the performance of our independent and internal auditors.

Our Audit Committee is responsible for engaging independent registered public accounting firms, reviewing with the independent registered public accountants the plans and results of the audit engagement, approving professional services provided by the independent registered public accountants, reviewing the independence of the independent registered public accountants, considering the range of audit and non-audit fees, and reviewing the adequacy of our internal controls over financial reporting.

Compensation Committee

Our Compensation Committee consists of Messrs. Linneman and Jozoff and Mses. Hess and Quateman, each of whom is an independent director under the rules of the NYSE. Dr. Linneman chairs our Compensation Committee. Our Board also determined that Ms. Hurley, as a prospective Compensation Committee member, is an independent director under the rules of the NYSE. The responsibilities of our Compensation Committee include evaluating the performance of our executive officers; reviewing the compensation payable by us, if any, to our executive officers; evaluating the performance of our Manager; reviewing the equity compensation and fees payable to our Manager under the management agreement; administering our equity incentive plans and any other compensation plans, policies and programs; discharging our Board’s responsibilities relating to compensation payable to our independent directors; and reviewing and recommending to the Board compensation plans, policies and programs.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee consists of Mses. Hess and Hurley and Mr. Linneman, each of whom is an independent director under the rules of the NYSE. Ms. Hess chairs our Nominating and Corporate Governance Committee. Our Board also determined that Messrs. Jozoff and Mitchell, as prospective Nominating and Corporate Governance Committee members, are independent directors under the rules of the NYSE. Our Nominating and Corporate Governance Committee is responsible for seeking, considering and recommending to our Board qualified candidates for election as directors and recommending a slate of nominees for election as directors at each annual meeting of stockholders. The committee also recommends to our Board the appointment of each of our executive officers. It also periodically prepares and submits to our Board for adoption the committee’s selection criteria for director nominees. It reviews and makes recommendations on matters involving the general operation of our Board and our corporate governance and annually recommends to our Board the nominees for each committee of the Board. In addition, the committee annually conducts an evaluation of the performance of our Board, both individually and collectively.

Other Committees

Our Board may from time to time establish other committees to facilitate the management of the Company.

Stock Ownership Guidelines

Our minimum share ownership guidelines for directors require that each director acquire and maintain a minimum number of shares equal to four times the basic annual cash retainer payable to non-employee directors within four years of becoming subject to the guidelines. From time to time, the Nominating and Corporate Governance Committee of the Board will review each director’s compliance with the guidelines and may grant exceptions to the guidelines as it deems appropriate. All of our directors are either currently in compliance with the minimum share ownership guidelines or are still within the four-year grace period for compliance.

Our minimum share ownership guidelines for executive officers require that our Chief Executive Officer, President, Chief Investment Officer and Chief Financial Officer acquire and maintain a minimum equity investment in the company of 5,000 shares of our common stock. Any executive officer elected to an office subject to the minimum share ownership guidelines after the minimum share ownership guidelines became effective must be compliant within three years of the date of his or her election. Until the minimum equity investment is met, an executive officer subject to the guidelines must retain all of our common stock granted to him or her as compensation. From time to time, the Nominating and Corporate Governance Committee of the Board will review each executive officer’s compliance with the guidelines and may grant exceptions to the guidelines as it deems appropriate and market-competitive on a case-by-case basis. All of our executive officers subject to the minimum share ownership guidelines are currently in compliance therewith.

Policy Prohibiting Pledging and Hedging of Our Securities

Our Policy Prohibiting Pledging and Hedging of AG Mortgage Investment Trust, Inc. Securities applies to each of our directors and executive officers, and states that each such person is prohibited from (i) making or maintaining any pledges of our securities or otherwise holding our securities in a margin account and (ii) engaging in any hedging transactions with respect to our securities, including, without limitation, the use of financial instruments, such as prepaid variable forward contracts, equity swaps, collars or exchange funds.

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee consists solely of the following independent, non-employee directors: Messrs. Linneman and Jozoff and Mses. Hess and Quateman. None of the members of our Compensation Committee, nor any prospective member of our Compensation Committee, is or has been an employee or officer of us or any of our affiliates. During 2024, none of the Company's executive officers served on the compensation committee (or other committee serving an equivalent function) of another entity whose executive officers served on the Compensation Committee or Board.

Communication with the Board and Independent Directors

Our Board or any individual director may be contacted by any party via mail at the address listed below:

Board of Directors
AG Mortgage Investment Trust, Inc.
245 Park Avenue, 26th Floor
New York, New York 10167
Attn: General Counsel

We believe that providing a method for interested parties to communicate directly with our independent directors, rather than the full Board, provides a confidential, candid, and efficient method of relaying any interested party’s concerns or comments. Our Non-Executive Chair of the Board is Ms. Hess. The independent directors can be contacted by any party via mail at the address listed below:

Independent Directors
AG Mortgage Investment Trust, Inc.
245 Park Avenue, 26th Floor
New York, New York 10167
Attn: General Counsel

The Company does not screen mail except when warranted for security purposes, and all correspondence will be forwarded to our Board, any specified committee or individual directors as specified in the correspondence.

Corporate Social Responsibility

We are a residential mortgage REIT externally managed by our Manager, an affiliate of TPG Angelo Gordon, an investment platform of TPG. As an externally managed company, our day-to-day operations are managed by our Manager and our executive officers under the oversight of our Board. Our executive officers are TPG Angelo Gordon professionals who are employed by affiliates of our Manager. Accordingly, many of the corporate responsibility initiatives undertaken by TPG impact our business and the commercial decisions made on our behalf by employees of affiliates of our Manager.

Responsible Investing at TPG

When financially material, TPG seeks to integrate environmental, social and governance (“ESG”) factors into its investment process and operating philosophy to aid in business and financial risk mitigation and value creation.

Ultimately, TPG’s and its investment professionals determine what they believe to be material, and ESG considerations are never independent factors in our investment decisions; rather, such factors are considered in the context of what we believe will advance the value of an investment during the relevant holding period. TPG’s goal is to identify and evaluate financially material, investment-specific sustainability risks and performance factors to be considered in the investment decision-making and monitoring processes to ultimately help drive long-term value for its investors and shareholders in accordance with its fiduciary duties. The approach is customized to particular strategies and investment opportunities at TPG, as risks that are relevant or material to one strategy or investment may not be for another. TPG does not apply categorical industry or other investment restrictions across its strategies, including that of our Company, nor does it apply universal ESG targets or mandates across its investments or portfolio companies.

Governance

We are committed to good corporate governance practices that strengthen alignment of interests with our stockholders. We have adopted and adhere to a Code of Business Conduct and Ethics covering, among other things, compliance with laws, rules and regulations, avoidance and management of conflicts of interest, strict prohibitions against insider trading (which are also subject to a separate policy), usurping corporate opportunities, and discrimination and harassment, in addition to general provisions ensuring that employees act honestly and ethically. As an extension of these policies, we maintain a whistleblower / ethics hotline with anonymous reporting options. This code is applicable to our directors and to all of TPG Angelo Gordon's employees who provide services to us, including our officers.

Further examples of our strong governance framework include (assuming all of our nominees are elected at the Annual Meeting):

•2/3 of our Board members are independent and our Board has an independent, Non-Executive Chair;
•1/3 of our Board members are female;
•We are committed to Board refreshment (4.2 years average director tenure);
•Shares received as director compensation are subject to a lock-up for the duration of such director's tenure;
•Established common stock ownership minimums, with a policy prohibiting pledging or hedging;
•We do not have a classified board and we hold annual elections of directors;
•Adopted Corporate Governance Guidelines & Code of Business Conduct and Ethics;
•Our Board and each committee conduct annual self-assessments;
•Our Board committees are comprised solely of independent directors; and
•Regular meetings of independent directors without management and with independent auditors.

Community Engagement

TPG strives to invest in its local communities and engage its people and other stakeholders in making a meaningful impact, whether through charitable donations or volunteer time. The firm hosts a wide range of volunteering opportunities, including serving meals at local shelters, mentoring local students, and building and coordinating delivery of care packages to U.S. troops. Additionally, TPG participates in corporate sponsorships and partnerships and offer a donation matching program.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Under the Audit Committee’s charter, the Audit Committee is responsible for the appointment, retention, termination, evaluation, compensation and oversight of the Company’s independent auditor. In fulfilling this responsibility, the Audit Committee evaluates and monitors the auditor’s qualifications, performance and independence and reviews and evaluates the lead audit partner. The Audit Committee also approves all audit and non-audit engagement fees and terms associated with the retention of the independent auditors.

The Audit Committee of our Board has appointed the accounting firm of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2025, and recommended the ratification of this appointment by our stockholders. Deloitte & Touche LLP has served as our independent registered public accounting firm since March 15, 2024 and is considered by our management to be well qualified.

We expect that a representative of Deloitte & Touche LLP will be present at the Annual Meeting to respond to appropriate questions and will have the opportunity to make a statement if such representative desires to do so.

RECOMMENDATION OF THE BOARD:

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2025.

The voting requirements for this proposal are described above in the “General Information About The Annual Meeting And Voting” section of this Proxy Statement.

AUDIT COMMITTEE MATTERS

Fee Disclosure

The following is a summary of the fees billed to the Company by our independent registered public accounting firm for professional services rendered for the fiscal years ended December 31, 2024 and 2023:

	Fiscal Year Ended December 31,
	2024 (Deloitte & Touche)	2023 (PwC)(1)
Audit Fees(2)	$822,722	$1,085,480
Audit-Related Fees(3)	—	265,000
Tax Fees(4)	—	216,000
All Other Fees(5)	150,000	180,000
Total	$972,722	$1,746,480

(1) PricewaterhouseCoopers LLP (“PwC”) served as the Company's independent registered public accounting firm and as auditors of the Company's audited consolidated financial statements for the fiscal year ended December 31, 2023.
(2) “Audit Fees” consist of fees and related expenses for professional services rendered in connection with the audits of our consolidated financial statements performed by our independent registered public accounting firm. Audit Fees include fees related to the audit of internal control over financial reporting, the review of the Company’s quarterly reports on Form 10-Q, and the issuance of consents and comfort letters related to debt and equity offerings or registration statements. In 2024, fees and expenses related to the issuance of comfort letters included in the total Audit Fees was $50,000. In 2023, fees and expenses related to the issuance of consents included in the total Audit Fees was $75,000.
(3) “Audit-Related Fees” consist of fees and related expenses for professional services rendered in connection with the accounting consultation and audit of the WMC acquisition, inclusive of internal control reviews.
(4) “Tax Fees” consist of fees and related expenses for professional services for tax compliance, tax advice and tax planning. These services included assistance regarding federal and state tax compliance and tax planning and structuring, as well as tax advice related to the WMC acquisition during 2023.
(5) “All Other Fees” consist of fees related to agreed upon procedures performed in connection with securitization transactions.

Pre-Approval Policy

All audit, tax and other services provided to us were reviewed and pre-approved by the Audit Committee in accordance with the terms of the Audit Committee’s charter. In addition, our Audit Committee has established a pre-approval policy pursuant to which a list of specific services within certain categories of services, including audit, audit-related, tax and other services, are specifically pre-approved, subject to an aggregate maximum fee established annually and payable by the Company for each category of pre-approved services. Any service that is not included in the approved list of services must be separately pre-approved by the Audit Committee. In addition, all audit and permissible non-audit services in excess of the pre-approved fee level, whether or not included on the pre-approved list of services, must be separately pre-approved by the Audit Committee.

AUDIT COMMITTEE REPORT

The audit committee (the “Audit Committee”) of the board of directors (the “Board”) of AG Mortgage Investment Trust, Inc. (the “Company”) has furnished the following report to stockholders of the Company in accordance with rules adopted by the Securities and Exchange Commission (the “SEC”). The Audit Committee is composed of four directors, each of whom is independent and “financially literate” under the rules of the NYSE. The Board has determined that each of Ms. Hess, Ms. Hurley and Mr. Mitchell is an “audit committee financial expert” as defined by the rules of the SEC. The Audit Committee has the duties and powers described in its written charter adopted by the Board on February 26, 2020. A copy of the charter is available on the Company's website at www.agmit.com.

The Company’s management has primary responsibility for establishing and maintaining effective internal controls over financial reporting, preparing the Company’s consolidated financial statements in accordance with U.S. generally accepted accounting principles, and managing the public reporting process. Deloitte & Touche LLP, the Company’s independent registered public accounting firm (“Deloitte & Touche”), is responsible for forming and expressing opinions on the conformity of the Company’s audited consolidated financial statements in accordance with U.S. generally accepted accounting principles, in all material respects, and on the effectiveness of the Company’s internal controls over financial reporting.

The Audit Committee reviewed and discussed with management the Company’s audited consolidated financial statements for the year ended December 31, 2024, including a discussion of the acceptability and appropriateness of significant accounting policies and management’s assessment of the effectiveness of the Company’s internal controls over financial reporting. The Audit Committee discussed with the Company’s independent registered public accounting firm matters related to the conduct of the audits of the Company’s consolidated financial statements and internal controls over financial reporting. The Audit Committee also reviewed with management and the independent registered public accounting firm the reasonableness of significant estimates and judgments made in preparing the consolidated financial statements, as well as the clarity of the disclosures in the consolidated financial statements and related notes. The Audit Committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of the Company's financial statements.

The Audit Committee has discussed with the Company’s independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”).

The Audit Committee has also received and reviewed the written communications from Deloitte & Touche as required by the applicable requirements of the PCAOB regarding Deloitte & Touche's communications with the Audit Committee concerning independence and has discussed with Deloitte & Touche its independence.

Based on the reviews and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to in this report and in the Company’s Audit Committee charter, the Audit Committee recommended to the Board (and the Board approved) the audited consolidated financial statements and related notes be included in the Annual Report on Form 10-K for the year ended December 31, 2024 for filing with the SEC.

By the Audit Committee

Dianne Hurley (Chair)
Debra Hess
Matthew Jozoff
M. Christian Mitchell

PROPOSAL 3: APPROVAL ON AN ADVISORY BASIS OF OUR EXECUTIVE COMPENSATION

Taking into consideration the recommendation of the stockholders in 2024, our current policy is to provide stockholders with an opportunity to approve the compensation of our named executive officers each year at the annual meeting of stockholders until the next required stockholder vote on the frequency of such votes.

Our Board is committed to corporate governance best practices and recognizes the significant interest of stockholders in executive compensation matters. We are providing this advisory vote as required pursuant to the rules of the SEC. We are asking our stockholders to indicate their support for our named executive officer compensation as disclosed in this Proxy Statement. This vote is not intended to address any specific item of compensation, but rather the overall policies and practices that apply to the compensation of our named executive officers. We will ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the 2025 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables and the other related disclosure.”

While this vote is advisory and not binding on us or the Compensation Committee, it will provide information to us and the Compensation Committee regarding stockholder sentiment about our executive compensation policies and practices. Our Board and our Compensation Committee value the opinions of our stockholders. In the event there is a significant vote against the named executive officer compensation as disclosed in this Proxy Statement, we will consider our stockholders’ concerns, and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

As described in detail under the heading “Executive Compensation” below, we are externally managed by our Manager, pursuant to the management agreement between our Manager and us. Our Manager has delegated to TPG Angelo Gordon the overall responsibility of our Manager’s day-to-day duties and obligations arising under our management agreement. In 2024, we did not have any employees whom we compensated directly with salary, other cash compensation or stock-based compensation, except for certain equity grants made to certain of our named executive officers as further described under the heading “Executive Compensation—Compensation in 2024—2024 Equity Grants.” A portion of our named executive officers’ compensation was paid out of funds from management fees we pay to our Manager and the expense reimbursement we pay to our Manager. We have not paid, and do not intend to pay, any cash compensation to our named executive officers. We do not provide our named executive officers with pension benefits, termination payments or other incidental payments.

RECOMMENDATION OF THE BOARD:

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF OUR EXECUTIVE COMPENSATION.

The voting requirements for this proposal are described in the “General Information About the Annual Meeting and Voting” section of this Proxy Statement.

EXECUTIVE COMPENSATION

Named Executive Officers

Our named executive officers for 2024 were:

Name	Title
T.J. Durkin	Chief Executive Officer and President
Anthony Rossiello	Chief Financial Officer and Treasurer
Nicholas Smith	Chief Investment Officer
Andrew Parks	Chief Risk Officer
Jenny B. Neslin	General Counsel and Secretary

Compensation Discussion and Analysis

Our Compensation Discussion and Analysis describes our compensation program, objectives and policies for the executive officers named in this Proxy Statement and our executive officers generally.

Overview of Compensation Program

We have no employees. We are externally managed by our Manager, pursuant to a management agreement between our Manager and us. Because the management agreement provides that our Manager is responsible for managing our affairs, our executive officers, all of whom are employees of our Manager or an affiliate of our Manager, do not receive cash compensation from us. Instead, our executive officers are compensated by our Manager or an affiliate of our Manager, in part, with the management fee we pay to our Manager and with the expense reimbursement we provide to our Manager related to compensation. The management agreement provides for our reimbursement to the Manager of the allocable share of annual base salary, bonus, and any related withholding taxes and employee benefits paid to our chief financial officer, general counsel and other non-investment personnel based on the percentage of time those individuals spent on our affairs or another agreed upon methodology fair to the Company. We do not determine the compensation payable to personnel, including our executive officers, by our Manager or its affiliates. Our Manager or its affiliates, in their discretion, determine the levels of base salary, cash incentive compensation and other benefits earned by our executive officers.

Cash and Other Compensation

Our named executive officers and other personnel who conduct our business are employees of our Manager or its affiliates. Accordingly, we do not pay or accrue any salary or bonus for our executive officers.

Equity-Based Compensation

Our Compensation Committee may, from time to time, grant equity awards in the form of restricted stock, stock options, restricted stock units or other types of awards to our Manager or to our named executive officers pursuant to our equity incentive plans. These awards are designed to align the interests of our named executive officers with those of our stockholders by allowing our named executive officers to share in the creation of value for our stockholders through stock appreciation and dividends. These equity awards are generally subject to vesting requirements over a number of years and are designed to promote the retention of management and to achieve strong performance for our Company. These awards further provide flexibility to us in enabling our Manager to attract, motivate and retain talented individuals.

Notwithstanding the foregoing, following the execution of an amendment to our management agreement in November 2021 related to the incentive fee, the Compensation Committee no longer expects to continue its historical practice of making periodic equity grants to the Manager pursuant to the Company's 2021 manager equity incentive plan.

We believe our equity-based compensation policies are particularly appropriate since we are an externally managed REIT. Pursuant to REIT qualification requirements, we must generally pay at least 90% of our “REIT taxable income” (computed without regard to the dividends paid deduction and our net capital gain) to stockholders as dividends.

We have not and do not intend to either backdate stock options or grant stock options retroactively. Presently, we do not have designated dates on which we grant stock option awards. We do not intend to time stock options grants with our release of material nonpublic information for the purpose of affecting the value of executive compensation.

To further align the interests of management and our stockholders, TPG Angelo Gordon, an affiliate of our Manager, may, in its discretion, grant to its employees separate awards of shares of our common stock that TPG Angelo Gordon and its affiliates acquired or received from us. TPG Angelo Gordon did not grant any shares of our common stock in connection with 2024 bonus compensation. As of the date of this proxy statement, TPG Angelo Gordon holds 288,290 shares of our common stock that may be granted to its employees, including our executive officers.

Compensation in 2024

Other than as discussed in “-2024 Equity Grants” below, we did not pay any compensation of any kind to our named executive officers during the year ended December 31, 2024. We do not provide any of our executive officers with any cash compensation, pension benefits or non-qualified deferred compensation plans. The compensation that we reimbursed to our Manager for our allocable share of the 2024 compensation of our Chief Financial Officer, Chief Risk Officer and General Counsel is discussed in this Proxy Statement in “Other Matters – Certain Relationships and Related Transactions – Management Agreement.”

For 2024, the named executive officers as a group received aggregate salaries of $0.6 million and aggregate performance-based incentive bonuses for 2024 of $5.7 million from the Manager, based on the percentage of time such officers spent managing affairs of the Company. These amounts collectively represent 83% of the aggregate management fees the Company paid to the Manager during 2024. On an aggregated basis, based on the percentage of time the named executive officers spent managing affairs of the Company, such officers received 9.7% of their total compensation in the form of base salaries and the remaining 90.3% in the form of performance-based incentive bonuses.

Our Manager and its affiliates do not use a specific formula to calculate the variable or incentive pay portion of our named executive officers’ compensation. Additionally, our Manager and its affiliates do not explicitly set future variable or incentive compensation on the basis of the compensation the named executive officers earned in prior years. Generally, in determining each executive’s variable or incentive pay, our Manager and its affiliates will take into account factors such as the individual’s position, his or her contribution to our Company and market practices. We did not, nor did our Manager or its affiliates, retain a compensation consultant in connection with the compensation of our named executive officers in 2024.

2024 Equity Grants

In November 2024, our Compensation Committee approved grants of an aggregate of 130,000 restricted shares of the Company’s common stock to our Chief Financial Officer and Treasurer and our General Counsel and Secretary, as well as certain other personnel of our Manager or its affiliates who provide services to us, pursuant to our 2020 Equity Incentive Plan. Pursuant to the Compensation Committee’s approval, Mr. Rossiello and Ms. Neslin each received 50,000 restricted shares of our common stock (the “2024 Equity Grants”). The 2024 Equity Grants generally vest ratably in three annual installments beginning on January 13, 2026. Our Compensation Committee’s decision to make the 2024 Equity Grants was a subjective determination (as opposed to one based on any fixed performance metric), based on a number of factors, such as the overall financial health of the Company in the previous fiscal year, the performance of the named executive officer, risk management policies of the Company, progress towards achieving the Company’s strategic goals, the performance of our common stock, retention considerations and market conditions. This decision was also informed by discussions with the Company’s Chief Executive Officer and certain senior personnel of TPG Angelo Gordon. The 2024 Equity Grants are described in more detail below under “Executive Compensation — Grants of Plan-Based Awards for 2024.”

Summary Compensation Table

Our named executive officers are not our employees and, other than the 2024 Equity Awards, are not paid compensation by us. Other than the 2024 Equity Awards, we have not paid any compensation to our named executive officers for the years ended December 31, 2022, December 31, 2023 or December 31, 2024. As a result, the following table provides compensation information solely related to the 2024 Equity Grants granted by our Compensation Committee to our Chief Financial Officer and Treasurer and our General Counsel and Secretary for the year ended December 31, 2024.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
T.J. Durkin(2) Chief Executive Officer and President	2024	—	—	—	—	—	—	—
	2023	—	—	—	—	—	—	—

Anthony W. Rossiello Chief Financial Officer & Treasurer	2024	—	—	$347,500	—	—	—	$347,500
	2023	—	—	—	—	—	—	—

Jenny B. Neslin General Counsel & Secretary	2024	—	—	$347,500	—	—	—	$347,500
	2023	—	—	—	—	—	—	—
(1)Amounts reported in this column represent the aggregate grant date fair value, determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. The grant date fair value for the awards granted in 2024 was calculated based on the number of shares subject to the award multiplied by the closing price on the date of grant.
(2)The Company’s Chief Executive Officer has not been paid compensation by us; however, Mr. Durkin, as the Company’s principal executive officer, is included in the table as required by Item 402(n) of Regulation S-K.

Grants of Plan Based Awards in 2024

Other than the 2024 Equity Grants, we did not grant any shares of restricted stock, options, restricted stock units or other incentive compensation to our named executive officers during the year ended December 31, 2024. The following table sets forth certain information with respect to the 2024 Equity Grants.

Name	Committee Approval Date	Grant Date (1)	All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	Grant Date Fair Value of Stock Awards ($)(3)
Anthony W. Rossiello	11/04/24	12/18/24	50,000	$347,500
Jenny B. Neslin	11/04/24	12/18/24	50,000	$347,500
(1)The dates included in this column reflect the dates that the equity awards disclosed in the table were granted.
(2)Represents restricted shares of common stock subject to time-based vesting conditions granted by us under our 2020 Equity Incentive Plan. The terms of these grants are described under “Compensation Discussion and Analysis—Equity-Based Compensation” and under “Potential Post-Employment Payments and Payments on a Change in Control.”
(3)Represents the aggregate grant date fair value, determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information with respect to the 2024 Equity Grants, which represents all outstanding equity-based awards made by us to our named executive officers and held as of December 31, 2024.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
T.J. Durkin(3)	—	—
Anthony W. Rossiello	50,000	$332,500
Jenny B. Neslin	50,000	$332,500
(1)This column reflects the number of unvested restricted shares of common stock granted by us pursuant to our 2020 Equity Incentive Plan and held by each named executive officer on December 31, 2024. These restricted shares of common stock are generally scheduled to vest ratably in three annual installments beginning on January 13, 2026.
(2)Market value is based on the closing price of our common stock on December 31, 2024 (the last trading day of 2024) of $6.65 per share.
(3)The Company’s Chief Executive Officer has not been paid compensation by us; however, Mr. Durkin, as the Company’s principal executive officer, is included in the table as required by Item 402(n) or Regulation S-K.

Options Exercised and Stock Vested

As of December 31, 2024, we had not issued any outstanding options to purchase shares of common stock to any of our named executive officers. No option to purchase shares of our common stock or restricted shares of common stock granted by the Company to any of our named executive officers vested in 2024.

Pension Benefits

We do not provide any of our named executive officers with pension benefits.

Nonqualified Deferred Compensation

We do not provide any of our named executive officers with any nonqualified deferred compensation plans.

Potential Payments Upon Termination of Employment

We do not have any employment agreement with any of our named executive officers and are not obligated to make any payment to them upon termination of employment.

Potential Post-Employment Payments and Payments on a Change in Control

We do not have any employment agreements with any of our named executive officers and are not obligated to make any post-employment payments to them or any payments upon a change of control. However, pursuant to the form restricted stock award agreements used for the 2024 Equity Awards, shares of restricted stock fully vest upon (i) the grantee’s death or “disability” (as defined in the 2020 Equity Incentive Plan), (ii) a “Qualifying Manager Termination” (as defined in the 2020 Equity Incentive Plan), and (iii) unless the award is substituted or assumed by the surviving entity, a “change in control” (as defined in the 2020 Equity Incentive Plan) (each of (i), (ii) and (iii), a “Vesting Event”). Assuming that a Vesting Event had occurred on December 31, 2024, the value for each of our named executive officers of the number of the restricted shares of common stock granted by us pursuant to our 2020 Equity Incentive Plan that would be eligible for the accelerated vesting described in this paragraph is the value reported above in the “Outstanding Equity Awards at Fiscal Year End” table.

Pay Versus Performance*

As required by Item 402(v) of Regulation S-K, we are providing the following information regarding the relationship between executive compensation and the Company’s financial performance for each of 2024 and 2023. The table below summarizes the (i) compensation values reported in the Summary Compensation Table for our principal executive officer (“PEO”) and average for our other non-PEO NEOs as compared to the “Compensation Actually Paid,” calculated pursuant to the applicable rules and (ii) Company’s financial performance for the years ended December 31, 2024 and 2023.

Year	Summary compensation table total for PEO	Compensation actually paid to PEO	Average summary compensation table total for non-PEO named executive officers	Average compensation actually paid to non-PEO named executive officers	Value of initial fixed $100 investment based on: Total stockholder return(2)	Net income(4)
2024	—	—	$173,750(1)	$166,250(3)	58.7%	$55,737,000
2023	—	—	—	—	35.6%	$53,784,000
*As previously noted, the Summary Compensation Table totals include only the amounts of compensation that were paid by us, which was solely limited to the 2024 Equity Awards to certain non-PEO named executive officers in the year ended December 31, 2024. As such, the table only includes the grant date fair value of the 2024 Equity Awards.
(1)The dollar amounts reported represent the average of the amounts reported for our NEOs as a group (excluding our PEO) in the “Total” column of our Summary Compensation Table in each applicable year. Non-PEO NEOs for each applicable year are Nicholas Smith, Anthony W. Rossiello, Andrew Parks and Jenny B. Neslin. Neither Mr. Smith nor Mr. Parks received any compensation from us. Mr. Rossiello and Ms. Neslin did not receive any compensation from us other than the 2024 Equity Awards as described above.
(2)Total Stockholder Return assumes $100 invested at December 31, 2022.
(3)The amounts reported represent the amounts of “average compensation actually paid” to our non-PEO named executive officers, as calculated in accordance with Item 402(v) of Regulation S-K. In accordance with the requirements of Item 402(v) of Regulation S-K the following adjustments were made to our non-PEO’s compensation as reported in the Summary Compensation Table for the years ended December 31, 2024 and 2023:

Average of Non-PEO NEOs	2024
Summary Compensation Table (“SCT”) Total	$173,750
Deduction of SCT Stock Awards	(173,750)
Add (Subtract):
Year End Fair Value of Unvested Stock Awards	166,250
Year End Change In Fair Value of Prior Year Unvested Stock Awards	—
Change in Fair Value of Prior Year Stock Awards	—
Fair Value of Stock Awards Forfeited	—
Value of Dividends on Unvested Stock Awards	—
Compensation Actually Paid	$166,250
(4)The dollar amounts reported represent the amount of net income reflected in our audited consolidated financial statements for the applicable year (rounded to the nearest thousand).

Relationship Between Pay and Performance

The relationship between the “compensation actually paid” (“CAP,” as calculated pursuant to Item 402(v)(2) of Regulation S-K) to our PEO and to non-PEO NEOs, with (i) our cumulative TSR, and (ii) our net income, in each case, for the fiscal years ended December 31, 2024 and 2023 is described as follows:

We did not pay any compensation to our PEO or Non-PEO NEOs in 2023. We did not pay any compensation to our PEO in 2024. From 2023 to 2024, the average CAP to our Non-PEO NEOs increased 100% from zero to $166,250, which is solely due to the 2024 Equity Grants awarded to Mr. Rossiello and Ms. Neslin. From 2023 to 2024, the Company’s TSR increased by approximately 64.7% from 35.6% to 58.7%, based on an investment of $100 in the Company’s common stock on the last trading day of the fiscal year 2023 to 2024, and our net income increased by approximately 3.6%, from $53,784,000 to $55,737,000.

Compensation Policies and Practices as They Relate to Risk Management

Other than the 2024 Equity Grants, we did not pay any compensation of any kind to our named executive officers and did not have any employees during the year ended December 31, 2024. Therefore, our compensation policies and practices are not reasonably likely to have a material adverse effect on us. We pay our Manager a management fee that is a percentage of our stockholders’ equity, as that term is defined in the management agreement. We believe this management fee structure helps guard against our Manager making higher risk investments to achieve higher management fees as might be the case if the management fee was based on total assets or returns on investments. In addition, our Manager has the ability to earn an incentive fee that is based, in large part, upon our achievement of targeted levels of adjusted net income, as calculated in accordance with the management agreement and as described in “Other Matters - Certain Relationships and Related Transactions - Management Agreement” below. The incentive fee is computed and paid annually generally on adjusted net income that includes unrealized gains driven by mark-to-market increases on investments. The incentive fee is payable in cash or, at the Board's option, in shares of our common stock or a combination of cash and shares. We have designed our compensation policy in an effort to provide the proper incentives to our executive officers and our Manager to maximize our performance in order to serve the best interests of our stockholders. Our Board monitors our compensation policies and practices to determine whether our risk management objectives are being met.

COMPENSATION COMMITTEE REPORT

The compensation committee (“Compensation Committee”) of the Board of Directors (the “Board”) of AG Mortgage Investment Trust, Inc. (the “Company”) has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management of the Company. Based on that review and discussion, the Compensation Committee recommended to the Board (and the Board has approved) that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement.

By the Compensation Committee

Peter Linneman (Chair)
Debra Hess
Matthew Jozoff
Lisa G. Quateman

DIRECTOR COMPENSATION

Director Compensation

Our Compensation Committee is responsible for discharging our Board’s responsibilities relating to compensation payable to our non-employee directors. Our Compensation Committee annually evaluates compensation paid to our non-employee directors and may, from time to time, recommend to the full Board changes to such compensation as appropriate. Our Compensation Committee did not retain a compensation consultant in connection with establishing the compensation paid to our non-employee directors for 2024. The Company does not pay director compensation to directors who are also employees of our Manager or its affiliates (i.e., T.J. Durkin and Nicholas Smith).

Each member of our Board who is not an employee of our Manager or its affiliates received annual compensation for service as a director during 2024 as follows:

•Each non-employee director receives an annual base fee of $150,000, of which $70,000 is payable in unrestricted cash and the other $80,000 is payable in shares of restricted common stock.

•In addition, our Non-Executive Chair of the Board receives an additional annual fee of $60,000, of which $30,000 is payable in unrestricted cash and the other $30,000 is payable in shares of restricted common stock.

•In addition, the chair of our Audit Committee receives an annual fee of $25,000, and the chairs of our Compensation and Nominating and Corporate Governance Committees each receive an annual fee of $10,000.

2024 Director Compensation Table

The following table summarizes the compensation that we paid to our non-employee directors for their services in fiscal year 2024:

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Total
Debra Hess	$110,017	$109,983	$220,000
Dianne Hurley	95,007	79,993	175,000
Matthew Jozoff	70,007	79,993	150,000
Peter Linneman	80,007	79,993	160,000
M. Christian Mitchell	70,007	79,993	150,000
Lisa G. Quateman	70,007	79,993	150,000
(1) Amounts include cash in lieu of fractional shares relating to the portion of the annual compensation paid in stock.
(2) Amounts reflect the aggregate grant date fair value, calculated in accordance with Accounting Standards Codification (“ASC”) 718, of the stock awards granted to our non-employee directors.

The annual cash and equity compensation for our non-employee directors is paid quarterly in arrears. The number of shares of restricted common stock to be issued each quarter to each non-employee director is determined based on the average of the high and low prices of the Company’s common stock on the NYSE on the last trading day of each fiscal quarter. In addition, the restricted common stock issued to non-employee directors may not be sold or transferred during such director’s term of service on the Board.

Each member of our Board is also reimbursed for reasonable out-of-pocket expenses associated with service on the Board and Committee thereof and with attendance at or participation in board meetings or committee meetings, including reasonable travel expenses.

COMMON STOCK OWNERSHIP OF EXECUTIVE OFFICERS, DIRECTORS AND SIGNIFICANT STOCKHOLDERS

Ownership of Common Stock by Directors and Executive Officers

The following table sets forth, as of March 11, 2025, beneficial ownership of the Company’s common stock by each named executive officer, each director and director nominee, and by all directors and executive officers as a group. Beneficial ownership reported in the below table has been presented in accordance with SEC rules. Unless otherwise indicated, all directors and executive officers have sole voting and investment power with respect to the shares shown, and the address of each beneficial owner reported in the below table is c/o AG Mortgage Investment Trust, Inc., 245 Park Avenue, 26th Floor, New York, New York 10167.

Name of Beneficial Owner	Shares Beneficially Owned	Percent of Class(1)
T.J. Durkin	372,832	1.3%
Debra Hess	72,086	*
Dianne Hurley	46,781	*
Matthew Jozoff	73,980	*
Peter Linneman(2)	66,266	*
M. Christian Mitchell(3)	57,808	*
Lisa G. Quateman(4)	51,904	*
Nicholas Smith	166,666	*
Anthony Rossiello	113,334	*
Jenny B. Neslin	100,000	*
Andrew Parks	—	—
All directors and executive officers as a group (11 persons)	1,121,657	3.8%
* Represents ownership of less than one percent.
(1)As of March 11, 2025, we had 29,658,830 shares of our common stock outstanding.
(2)All shares owned by Peter Linneman are held jointly with his spouse.
(3)Includes 43,223 shares of common stock and 14,585 shares of vested restricted stock units.
(4)Includes 37,319 shares of common stock and 14,585 shares of vested restricted stock units.

Ownership of Common Stock by Certain Significant Stockholders

As of March 11, 2025, unless otherwise indicated below, the following are beneficial owners of more than five percent of our outstanding common stock:

Name and Address of Beneficial Owner	Shares Beneficially Owned	Percent of Class(1)
BlackRock, Inc.(2)	2,441,054	8.2%
The Vanguard Group(3)	1,509,893	5.1%
(1)As of March 11, 2025, we had 29,658,830 shares of our common stock outstanding.
(2)Information obtained solely by reference to the Schedule 13G/A filed with the SEC on February 5, 2025 by BlackRock, Inc. (“BlackRock”). Of the reported shares, BlackRock reported that it has sole voting power for 2,416,717 shares, shared voting power for 0 shares, sole dispositive power for 2,441,054 shares and shared dispositive power for 0 shares. The address of BlackRock is 50 Hudson Yards, New York, NY 10001.
(3)Information obtained solely by reference to the Form 13F-HR filed with the SEC on February 11, 2025 by The Vanguard Group (“Vanguard”). Of the reported shares, Vanguard reported that it has sole voting power for 0 shares, shared voting power for 18,209 shares, sole dispositive power for 1,480,111 shares and shared dispositive power for 29,782 shares. The address of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

PROPOSAL 4: APPROVAL OF THE AG MORTGAGE INVESTMENT TRUST, INC.
2025 EQUITY INCENTIVE PLAN

As of March 21, 2025, our 2020 Equity Incentive Plan (the “Prior Plan”), only has 239,183 shares of common stock available for issuance under new awards and 130,000 shares of common stock subject to outstanding awards. For the year ended December 31, 2024, we issued an aggregate of 72,814 shares of our common stock to our independent directors in accordance with our non-employee director compensation plan. As of March 20, 2025, the market price per share of the securities underlying the shares of common stock was $7.85.

Our Board of Directors has determined that more shares of common stock are needed in order to attract and retain key personnel and provide compensation to our employees, directors, and other service providers (as well as employees of our Manager and its affiliates who are providing services to us and our affiliates), and as a result, on February 28, 2025, our Board of Directors voted to freeze the Prior Plan and to adopt the new 2025 Plan, with both actions being effectuated only if our stockholders approve adoption of the 2025 Plan. If approved by our stockholders, the maximum number of shares of our common stock that will be available for issuance under the 2025 Plan will be 800,000 shares, plus the number of shares that remain available for issuance under the Prior Plan (which as of March 21, 2025, is 239,183 shares of common stock), plus any shares of common stock subject to outstanding awards under the Prior Plan that, after March 21, 2025, become forfeited or otherwise lapse.

Our Board believes that the 2025 Plan will benefit the Company by (i) assisting in recruiting and retaining the services of individuals with high ability and initiative, (ii) providing greater incentives for employees and other individuals (including employees of our Manager and its affiliates) who provide valuable services to the Company and its affiliates and (iii) associating the interests of those persons with the Company and our stockholders.

If approved by our stockholders, the 2025 Plan will be effective as of May 5, 2025, and will contribute to a potential dilution of approximately 2.7%. This potential dilution was calculated by dividing the total number of shares of common stock available for issuance under the 2025 Plan by the total number of outstanding shares of common stock of the Company. If the 2025 Plan is approved by our stockholders, no additional awards will be granted under the Prior Plan (although awards previously made under the Prior Plan will remain in effect subject to the terms of the Prior Plan and the applicable award agreement). Any outstanding awards under the Prior Plan that become forfeited, will become lapsed awards and will again be available for grant under the 2025 Plan. We note that such dilutive effect and the remaining shares available for issuance under the Prior Plan was previously approved by the Company’s stockholders, and therefore, such feature is not incorporated into the above potential dilution percentage.

The 2025 Plan permits the grant of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards (with or without dividend equivalent rights).

The more significant features of the 2025 Plan are summarized below. The summary of the 2025 Plan is qualified in its entirety by reference to the plan document, a copy of which is attached as Appendix A to this proxy statement.

Administration of the 2025 Plan

The 2025 Plan will be administered by the Compensation Committee and the Compensation Committee will approve all terms of awards under the 2025 Plan. The Compensation Committee also will approve who will receive grants under the 2025 Plan, determine the type of award that will be granted and will approve the number of shares of common stock subject to the grant.

Notwithstanding the foregoing, our Board will administer the 2025 Plan in the case of any award that is made to a member of the Board who is not also an employee of the Company or an affiliate. References in this summary to the “Compensation Committee” include the Compensation Committee, any delegate of the Compensation Committee and our Board.

Because awards under the 2025 Plan are made at the Compensation Committee’s discretion, we are unable to determine who will be selected to receive awards or the type, size or terms of the awards that may be granted. For the same reason, we are unable to determine the awards that would have been granted last year if the 2025 Plan had been in effect. However, outstanding awards previously granted to our named executive officers under the Prior Plan are reported herein. See “Executive Compensation — Grants of Plan-Based Awards.”

Eligibility

Awards under the 2025 Equity Incentive Plan may be granted to any natural person who provides services to the Company as a director, officer, employee, advisor, consultant (and prospective director, officer, employee, consultant and advisor) or any other third-party service provider, including employees of the Manager and its affiliates who are providing services to us and our affiliates.

Share Authorization

The number of shares of common stock that may be issued under the 2025 Plan is 800,000 shares of common stock, plus 239,183 shares that remain available for issuance under the Prior Plan as of March 21, 2025, plus any lapsed awards under the Prior Plan. In connection with stock splits, stock dividends, recapitalizations and certain other events, the Board will make adjustments that it deems appropriate in the aggregate number of shares of common stock that may be issued under the 2025 Plan, and the terms of outstanding awards.

If any awards under the 2025 Plan terminate, expire or are canceled, forfeited, exchanged or surrendered without having been exercised or are paid in cash, the shares of common stock subject to such awards will again be available for awards under the 2025 Plan. Additionally, any shares of common stock that are tendered or withheld from the settlement of an award to satisfy the grant or exercise price or to satisfy a tax withholding obligation under an award shall be available for future awards granted under the 2025 Plan.

Awards

The 2025 Plan authorizes the grant of options to purchase common stock, stock appreciation rights (“SARs”), stock awards, restricted stock units ("RSUs") and other stock-based awards. Each type of award is described below.

Options. The 2025 Plan authorizes the Compensation Committee to grant incentive stock options (under Section 421 of the Internal Revenue Code (the “Code”)) and options that do not qualify as incentive stock options. The exercise price of each option will be determined by the Compensation Committee, provided that the price per share cannot be less than 100% of the fair market value of a share of common stock on the date on which the option is granted (or 110% of the shares’ fair market value on the grant date in the case of an incentive stock option granted to an individual who is a “ten percent shareholder” under Sections 422 and 424 of the Code). Except in the event of stock splits, stock dividends and other changes in our capitalization, the exercise price of an outstanding option cannot be reduced without the approval of our stockholders. In addition, the 2025 Plan provides that without the approval of our stockholders no payment may be made on account of the cancellation of an option if the exercise price exceeds the fair market value of a share of common stock.

The exercise price for any option is generally payable (i) in cash, (ii) by certified check, (iii) by the surrender of common stock (or a deemed surrender by attestation of ownership of shares of common stock) with an aggregate fair market value on the date on which the option is exercised equal to the exercise price for the number of shares being purchased, (iv) by payment through a broker in accordance with procedures established by the Federal Reserve Board, or (v) pursuant to a “net settlement,” i.e. by issuance of a number of shares equal to the number for which the option is exercised minus the number of shares that have a fair market value equal to the aggregate exercise price. The term of an option cannot exceed ten years from the date of grant (or five years in the case of an incentive stock option granted to a “ten percent shareholder”).

Stock Awards. The 2025 Plan also provides for the grant of stock awards. A stock award is an award of common stock that may be subject to restrictions on transferability and other restrictions as the Compensation Committee determines in its sole discretion on the date of grant. A stock award may be subject to vesting or other requirements or restrictions that, if any, may lapse over a specified period of time or through the satisfaction of conditions, in installments or otherwise, as the Compensation Committee may determine. Unless the stock award agreement provides otherwise, a participant who receives a stock award will have all of the rights of a stockholder as to those shares, including, without limitation, the right to vote and the right to receive dividends or distributions on the shares.

RSUs and SARs. The 2025 Plan authorizes the Compensation Committee to grant RSUs and SARs that provide the recipient with the right to receive cash, shares of common stock or a combination of the two. The RSUs can have time-based or performance-based vesting conditions, or both, and the amount that the recipient will receive upon settlement of an RSU is a the full value of a share of common stock, and the amount that the recipient will receive upon exercise of the SAR generally will equal the excess of the fair market value of a share of common stock on the date of exercise over the share’s fair market value on the date of grant (the “initial value”) multiplied by the number of shares for which the SAR is exercised. SARs will become exercisable in accordance with terms prescribed by the Compensation Committee. RSUs and SARs may be granted in tandem with an option grant or independently from an option grant. The term of a SAR cannot exceed ten years from the date of grant or five years in the case of a SAR granted in tandem with an incentive stock option awarded to a “ten percent shareholder.” Except in the case of stock splits, stock dividends and other changes in our capitalization, the initial value of an outstanding SAR cannot be reduced without the approval of our stockholders.

Change in Control

The awards under the 2025 Plan are subject to double-trigger vesting upon a change in control, which means that if the successor corporation assumes the outstanding awards upon a change in control, then vesting of the assumed awards will fully accelerate only if the participant’s employment or service with the successor is terminated by the successor without Cause (as defined in the 2025 Plan) within the 18-month period following the change in control. If the successor fails to assume outstanding awards, then the vesting of such awards shall become fully accelerated.

Amendment; Termination

The 2025 Plan may be amended or terminated at any time by the Board; provided that no amendment may adversely impair the benefits of participants under outstanding awards. Our stockholders must approve any amendment if such approval is required under applicable law or stock exchange requirements (including the repricing of outstanding options and SARs). Our stockholders also must approve any amendment that materially increases the benefits accruing to participants under the 2025 Plan, materially increases the aggregate number of shares of common stock that may be issued under the 2025 Plan or materially modifies the requirements as to eligibility for participation in the 2025 Plan. Unless terminated sooner by the Board or extended with stockholder approval, the 2025 Plan will terminate on the tenth (10th) anniversary of the effective date.

Upon (i) the termination of the Management Agreement between the Company and the Manager by action of the Company (other than as a result of the breach by the Manager) or by the Manager as a result of a breach by the Company of the management agreement, or (ii) a sale of the Manager (including a sale of more than 50% of the ownership interests or substantially all of the business or assets of the Manager) to an unrelated third party, all unvested awards held by employees of the Manager or its affiliates shall vest in full. Upon the termination of the Management Agreement by action of the Manager (other than as a result of the breach by the Company) or by action of the Company as a result of the breach by the Manager of the Management Agreement, all unvested awards held by employees of the Manager or its affiliates shall be forfeited, unless the Board permits a participant to retain, vest or continue to vest in an award notwithstanding such termination.

Federal Tax Consequences

Counsel advised us regarding the federal income tax consequences of the 2025 Plan. No income is recognized by a participant at the time an option or SAR is granted. If the option is an incentive stock option, no income will be recognized upon the participant’s exercise of the incentive stock option. Income is recognized by a participant when he or she disposes of shares acquired under an incentive stock option. The exercise of a nonqualified stock option or an SAR generally is a taxable event that requires the participant to recognize, as ordinary income, the difference between the shares’ fair market value and the option price or the amount paid in settlement of the SAR.

Income is recognized on account of the grant of a stock award when the shares subject to the award first become transferable or are no longer subject to a substantial risk of forfeiture. At that time the participant recognizes ordinary income equal to the fair market value of the common stock, less any amount paid by the participant for the common stock.

No income is recognized upon the grant of performance stock units. Income will be recognized on the date that payment is made under the performance stock units in an amount equal to the amount paid in settlement of the performance stock units.

The employer (either the Company or its affiliate) generally will be entitled to claim a federal income tax deduction on account of the exercise of a nonqualified stock option or SAR, the vesting of a stock award and the settlement of performance stock units. The amount of the deduction generally is equal to the ordinary income recognized by the participant. The employer will not be entitled to a federal income tax deduction on account of the grant or exercise of an incentive stock option but may claim a federal income tax deduction on account of certain dispositions of shares acquired under an incentive stock option.

New 2025 Plan Benefits

No benefits or amounts have been granted, awarded or received under the 2025 Plan. All awards under the 2025 Plan are discretionary and no awards are determinable at this time.

RECOMMENDATION OF THE BOARD:

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE 2025 EQUITY INCENTIVE PLAN.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column 1)
	(1)	(2)	(3)
Equity compensation plans approved by security holders
2020 Equity Incentive Plan	29,170(a)		239,183
Total equity compensation plans approved by security holders
Total equity compensation plans not approved by security holders
Total	29,170(a)		239,183
(a)Reflects restricted stock units held by certain non-employee directors that will be settled in shares of the Company's common stock, on a one-for-one basis, upon the director's separation from service.

OTHER MATTERS

Certain Relationships and Related Transactions

Our Manager is a subsidiary of TPG Angelo Gordon. Two of our current executive officers and directors (T.J. Durkin and Nicholas Smith) and all of our other executive officers are employees of TPG Angelo Gordon or its affiliates.

To avoid any actual or perceived conflict of interest with our Manager, our Board has approved investment guidelines and policies providing that an investment in any security structured or managed by our Manager and its affiliates, and any sale of our assets to our Manager and its affiliates or any entity managed by our Manager and its affiliates, will comply with all applicable law, our compliance policies, and the compliance policies of TPG Angelo Gordon and our Manager. Our independent directors have approved parameters within which our Manager and its affiliates may act as our counterparty and provide broker, dealer and lending services to us in order to enable transactions to occur in an orderly and timely manner. TPG Angelo Gordon and/or our Manager may in the future change then-existing, or adopt additional, conflicts of interest resolution policies and procedures. Our independent directors periodically review our Manager’s and TPG Angelo Gordon’s compliance with these conflicts of interest provisions.

Related Person Transaction Policy

Our Board has adopted a policy (the “Related Person Transaction Policy”) regarding the approval of any “related person transaction,” which is any transaction or series of transactions in which (i) we or any of our subsidiaries is or are to be a participant, (ii) the amount involved exceeds one hundred twenty thousand dollars ($120,000), and (iii) a “related person” (as defined under SEC rules) has a direct or indirect material interest. Under the Related Person Transaction Policy, a related person would need to promptly disclose to our Secretary or Assistant Secretary any related person transaction and all material facts about the transaction. Our Secretary or Assistant Secretary, in consultation with outside counsel, to the extent appropriate, would then assess and promptly communicate that information to the Audit Committee of our Board. Based on its consideration of all of the relevant facts and circumstances, the Audit Committee will review, approve or ratify such transactions as appropriate. The Audit Committee will not approve or ratify a related person transaction unless it shall have determined that such transaction is in, or is not inconsistent with, our best interests and does not create a conflict of interest. If we become aware of an existing related person transaction that has not been approved under this policy, the transaction will be referred to the Audit Committee which will evaluate all options available, including ratification, revision or termination of such transaction. Our Related Person Transaction Policy requires any director who may be interested in a related person transaction to recuse himself or herself from any consideration of such related person transaction.

Affiliated Transactions Policy

Our Board has also adopted a policy (the “Affiliated Transactions Policy”) regarding the approval of any transaction with affiliates that are not “related persons,” as that term is defined in the Related Person Transaction Policy. The Affiliated Transactions Policy is meant to supplement the existing policies and procedures of the Related Person Transaction Policy. The Affiliated Transactions Policy applies to all transactions between TPG Angelo Gordon, or any entity or account managed by an affiliate of TPG Angelo Gordon, and us (an “Affiliated Transaction”). All Affiliated Transactions must be permitted within our investment guidelines and contractual agreements, comply with applicable law and regulations, satisfy the requirements of TPG Angelo Gordon’s cross trade policy and comply with any other requirement deemed necessary by our General Counsel. Affiliated Transactions that satisfy each of the foregoing criteria are presumed to be fair, reasonable and within the Affiliated Transactions Policy. On a quarterly basis, our management team delivers a complete list and appropriate supporting documentation of the Affiliated Transactions entered into during the quarter to the Audit Committee for its review and confirmation to the Company's independent directors.

Management Agreement

We entered into a management agreement with AG REIT Management, LLC, our Manager, in connection with our initial public offering. Our management agreement with our Manager provides for the day-to-day management of our operations. Our Manager has delegated to TPG Angelo Gordon the overall responsibility of its day-to-day duties and obligations arising under our management agreement.

The management agreement requires our Manager to manage our business affairs in conformity with the investment policies that are approved and monitored by our Board. Pursuant to the terms of our management agreement, our Manager is obligated to supply us with our management team, including a chief executive officer, chief financial officer and chief investment officer or similar positions, along with appropriate support personnel, to provide the management services to be provided by our Manager to us as described in the management agreement.

On November 1, 2023, TPG Inc. (NASDAQ: TPG) completed the acquisition of TPG Angelo Gordon (the “TPG Transaction”), pursuant to which TPG Angelo Gordon, including the Manager, became indirect subsidiaries of TPG. Pursuant to the management agreement with the Manager, the closing of the TPG Transaction resulted in an assignment of the management agreement. The independent directors of our Board unanimously consented to such assignment on July 31, 2023 in advance of the TPG Transaction closing. There were no changes to the management agreement in connection with the TPG Transaction and the assignment of the management agreement became effective upon the closing of the TPG Transaction.

In connection with our acquisition of WMC, we entered into the fourth amendment to the management agreement with our Manager (the “Fourth Amendment”), pursuant to which (i) our Manager’s base management fee was reduced by $0.6 million for the first four quarters (i.e., resulting in an aggregate $2.4 million waiver of base management fees) following the acquisition closing, for the period between the fourth quarter 2023 through the third quarter 2024, and (ii) our Manager waived its right to seek reimbursement from us for any expenses otherwise reimbursable by us under the management agreement in an amount equal to approximately $1.3 million, which was the excess of $7.0 million over the aggregate per share additional merger consideration paid by our Manager to the holders of WMC common stock under the Merger Agreement. The Fourth Amendment became effective automatically upon the closing of the WMC acquisition on December 6, 2023.

Pursuant to the management agreement, we pay to our Manager a management fee, calculated and payable quarterly in arrears in an amount equal to 1.50% of our Stockholders’ Equity, per annum. For the years ended December 31, 2024 and December 31, 2023, our Manager earned management fees of $7.5 million and $7.7 million, respectively. For the years ended December 31, 2024 and December 31, 2023, our Manager agreed to waive its right to receive management fees of $1.8 million and $0.6 million, respectively, pursuant to the Fourth Amendment.

In addition, pursuant to the management agreement we pay our Manager an annual incentive fee. The annual incentive fee with respect to each applicable fiscal year will be equal to 15% of the amount by which our cumulative adjusted net income from November 22, 2021 exceeds the cumulative hurdle amount, which represents an 8% return (cumulative, but not compounding) on an equity hurdle base consisting of the sum of (i) $341.5 million, and (ii) the gross proceeds of any subsequent public or private common stock offerings by us. The annual incentive fee will be payable in cash, or, at the option of our Board, shares of our common stock or a combination of cash and shares. For the years ended December 31, 2024 and December 31, 2023, no incentive fees were earned.

We are obligated to reimburse our Manager or its affiliates for the allocable share of the compensation, including, without limitation, annual base salary, bonus, any related withholding taxes and employee benefits, paid to (i) our chief financial officer based on the percentage of time spent on our affairs, (ii) our general counsel based on the percentage of time spent on our affairs, and (iii) other corporate finance, tax, accounting, internal audit, legal, risk management, operations, compliance and other non-investment personnel of our Manager and its affiliates who spend all or a portion of their time managing our affairs based upon the percentage of time devoted by such personnel to our affairs. In their capacities as executive officers or personnel of our Manager or its affiliates, they will devote such portion of their time to our affairs as is necessary to enable us to operate our business. For the years ended December 31, 2024 and December 31, 2023, the Company recorded $6.8 million and $6.5 million, respectively, of expenses that were reimbursable to the Manager or its affiliates, of which approximately $1.3 million and $1.4 million, respectively, related to the Company’s allocable share of annual compensation reimbursed to our Manager for our Chief Financial Officer, Chief Risk Officer, and General Counsel based on the percentage of time such officers spent on the Company’s affairs. For the years ended December 31, 2024 and December 31, 2023, the Manager agreed to waive its right to receive expense reimbursements of $1.1 million and $1.7 million, respectively.

The initial term of the management agreement was three years. In accordance with the terms of the Fourth Amendment, the management agreement will continue to renew automatically each year for an additional one-year period, unless the Company or the Manager exercise its respective termination rights. As of the date hereof, no event of termination has occurred. Our Manager is entitled to receive a termination fee from us should the management agreement be terminated under certain circumstances.

Transactions with Red Creek Asset Management LLC

In connection with the Company’s investments in residential mortgage loans, the Company engages asset managers to provide advisory, consultation, asset management and other services. The Company engaged Red Creek Asset Management LLC (“Asset Manager”), an affiliate of the Manager and direct subsidiary of TPG Angelo Gordon, as the asset manager for certain of its residential mortgage loans. The Company pays the Asset Manager asset management fees which are assessed periodically by a third-party valuation firm. The fees paid by the Company to the Asset Manager totaled $2.7 million and $2.8 million for the years ended December 31, 2024 and 2023, respectively.

Transactions with Arc Home

On December 9, 2015, the Company, alongside private funds managed by TPG Angelo Gordon, through AG Arc LLC, one of the Company’s indirect affiliates (“AG Arc”), formed Arc Home LLC, which we refer to as Arc Home. The Company has an approximate 44.6% interest in AG Arc. Arc Home originates residential mortgage loans and retains the mortgage servicing rights associated with certain loans it originates. Arc Home is led by an external management team. The Board of Managers of Arc Home consists of members appointed by us and affiliates of our Manager. Our investment in Arc Home had a fair value of $30.8 million and $33.6 million as of December 31, 2024 and December 31, 2023, respectively.

Arc Home may sell loans to the Company, to third-parties, or to affiliates of the Manager. The below table details the unpaid principal balance of Non-Agency Loans and Agency-Eligible Loans sold to the Company and private funds under the management of TPG Angelo Gordon during the years ended December 31, 2024 and 2023 (in thousands).

	Years Ended
	December 31, 2024	December 31, 2023
Residential mortgage loans sold by Arc Home to the Company	$432,543	$674,955
Residential mortgage loans sold by Arc Home to private funds under management of TPG Angelo Gordon	$429,107	$331,382

As of December 31, 2022, the Company recorded a $0.5 million receivable from Arc Home related to certain loans purchased from Arc Home. The Company received payment for the full amount from Arc Home during year ended December 31, 2023.

The Company enters into forward purchase commitments with Arc Home whereby the Company commits to purchase residential mortgage loans from Arc Home at a particular price on a best-efforts basis. Actual loan purchases are contingent upon successful loan closings. These commitments to purchase mortgage loans are classified as derivatives. From time to time, the Company may determine that certain loans it has previously committed to purchase will be sold to third parties and, as a result, the derivative will be settled on a net basis with Arc Home. As of December 31, 2024 and 2023, the Company had committed to purchase residential mortgage loans from Arc Home with an unpaid principal balance of $67.2 million and $72.7 million, respectively.

Mortgage Acquisition Holding I LLC

On August 29, 2017, the Company, alongside private funds managed by TPG Angelo Gordon, formed Mortgage Acquisition Holding I LLC (“MATH”) to conduct a residential mortgage investment strategy. MATH in turn sponsored the formation of MATT to purchase predominantly Non-QM Loans. MATT made an election to be treated as a REIT beginning with the 2018 tax year. As of December 31, 2024, the Company has an approximate 47.0% interest in MATH. Refer to the “MATH Transaction” section below for additional details on the Company's increase in ownership interest during 2023. MATH, through its wholly owned subsidiary MATT, only holds risk-retention tranches from past securitizations which continue to pay down and the Company does not expect MATT to acquire additional investments.

Transactions under the Company's Affiliated Transaction Policy

The below table details transactions where the Company purchased or sold assets from or to an affiliate of the Manager ($ in millions). The transactions were executed in accordance with the Company's Affiliated Transaction Policy. Refer to the “Transactions with Arc Home” section above for additional information related to transactions with Arc Home, which are excluded from the table below.

Date	Transaction	Fair Value (1)	Pricing Methodology
June 2023	Purchase of Real Estate Securities	$0.3	Competitive bidding process (2)
November 2023	Purchase of Real Estate Securities (4)	4.8	Third party pricing vendors (3)
November 2023	Purchase of MATH (4)	0.9	Third party pricing vendors (3)
(1)As of the transaction date.
(2)The Company submitted an offer to purchase the securities from an affiliate in a competitive bidding process, which allowed the Company to confirm third-party market pricing and best execution.
(3)Pricing was based on valuations prepared by third-party pricing vendors in accordance with the Company's policy.
(4)Refer to the “MATH Transaction” below.

MATH Transaction

In November 2023, the Company's 44.6% allocation of certain bonds retained from past securitizations and held through its investment in MATH was transferred directly to the Company and the Company purchased an additional 13.1% of these bonds from other funds managed by TPG Angelo Gordon who were invested in MATH alongside the Company. Additionally, the Company purchased an additional interest in MATH from other funds managed by TPG Angelo Gordon, increasing its ownership interest in MATH from 44.6% to 47.0%. Subsequent to this transaction, MATH, through its wholly owned subsidiary MATT, only holds risk-retention tranches from past securitizations which continue to pay down and the Company does not expect MATT to acquire additional investments.

Stockholder Proposals and Nominations

Any stockholder intending to present a proposal at our 2026 annual meeting of stockholders and have the proposal included in the proxy statement for such meeting must, in addition to complying with the applicable laws and regulations governing submissions of such proposals, submit the proposal in writing to us no later than November 21, 2025. To be included in the proxy statement, the proposal must comply with the requirements of Rule 14a-8 of the Exchange Act.

Pursuant to our current bylaws and to comply with universal proxy rules, any stockholder intending to nominate a director or present a proposal at an annual meeting of our stockholders under the advance notice provisions in our bylaws, must notify us in writing not less than 120 days nor more than 150 days prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting. Accordingly, any stockholder who intends to submit such a nomination or proposal at our 2026 annual meeting of stockholders must notify us in writing of such proposal by November 21, 2025, but in no event earlier than October 22, 2025, assuming that the 2026 annual meeting is held on schedule. However, in the event that the 2026 annual meeting of stockholders is advanced by more than 30 days or delayed by more than 60 days from the first anniversary of the date of the Annual Meeting, notice by the stockholder to be timely must be received no earlier than the 120th day prior to the date of the meeting and not later than 5:00 p.m., Eastern Time, on the later of the 90th day prior to the date of the meeting or the 10th day following the date of the first public announcement of the meeting.

Any such nomination or proposal should be sent to AG Mortgage Investment Trust, Inc., 245 Park Avenue, 26th Floor, New York, New York 10167, Attn: General Counsel, and, to the extent applicable, must include the information required by our bylaws.

Access to SEC Reports

A copy of the Company’s Annual Report, including financial statements, is being furnished concurrently herewith to all stockholders as of the close of business on the Record Date. Please read it carefully.

Stockholders may obtain a copy of the Annual Report or Proxy Statement, without charge, by visiting our website at http://www.agmit.com or by writing AG Mortgage Investment Trust, Inc., 245 Park Avenue, 26th Floor, New York, New York 10167, Attn: General Counsel. These materials are also available at http://www.astproxyportal.com/ast/24506. Upon request to our General Counsel, the exhibits set forth on the exhibit index of the Company’s Annual Report may be made available at a reasonable charge (which will be limited to our reasonable expenses in furnishing such exhibits).

“Householding” of Proxy Statement and Annual Report

The SEC rules allow for the delivery of a single copy of the Notice or set of proxy materials to any household at which two or more stockholders reside, if it is believed the stockholders are members of the same family. This delivery method, known as “householding,” will save us printing and mailing costs. Duplicate account mailings will be eliminated by allowing stockholders to consent to such elimination, or through implied consent, if a stockholder does not request continuation of duplicate mailings. Brokers, dealers, banks or other nominees or fiduciaries that hold shares of our common stock in “street” name for beneficial owners of our common stock and that distribute proxy materials and the Notice they receive to beneficial owners may be householding on your behalf. Depending upon the practices of your broker, bank or other nominee or fiduciary, you may need to contact them directly to discontinue duplicate mailings to your household. If you wish to revoke your consent to householding, you must contact your broker, bank or other nominee or fiduciary.

If you hold shares of our common stock in your own name as a holder of record, householding will not apply to your shares. Also, if you own shares of our common stock in more than one account, such as individually and also jointly with your spouse, you may receive more than one set of our proxy materials. To assist us in saving money and to provide you with better stockholder services, we encourage registered holders of our stock to have all of your accounts registered in the same name and address. You may do this by contacting the Company’s transfer agent, Equiniti Trust Company, LLC, by telephone at (800) 937-5449 or in writing at Equiniti Trust Company, LLC, 55 Challenger Road, Floor 2, Ridgefield Park, NJ 07660.

If you wish to request extra copies free of charge of any annual report to stockholders or proxy statement, please send your request to AG Mortgage Investment Trust, Inc., 245 Park Avenue, 26th Floor, New York, New York, 10167, Attn: General Counsel, or contact our General Counsel via telephone at (212) 692-2000. You can also refer to our website at www.agmit.com. Information at or connected to our website is not and should not be considered part of this Proxy Statement.

APPENDIX A

AG MORTGAGE INVESTMENT TRUST, INC.
2025 EQUITY INCENTIVE PLAN

    1.    Purposes of this Plan. The purpose of this Plan is to attract and retain key personnel, motivate outstanding performance and to provide a means whereby directors, officers, employees, consultants and advisors (and prospective directors, officers, employees, consultants and advisors) of the Company and its Affiliates, as well as employees of the Manager and its Affiliates who are providing services to the Company and its Affiliates, can acquire and maintain an equity interest in the Company, or be paid incentive compensation measured by reference to the value of Common Stock, thereby strengthening their commitment to the welfare of the Company and aligning their interests with those of the Company’s stockholders.

    2.    Definitions. The following definitions shall be applicable throughout this Plan.

        (a)    "Affiliate" means, with respect to any Person, (i) any other Person that, directly or indirectly controls, is controlled by or is under common control with such Person and/or (ii) to the extent provided by the Committee, any person or entity in which such Person has a significant interest. The term "control" (including, with correlative meaning, the terms "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting or other securities, by contract or otherwise, as determined by the Committee.

        (b)    "Applicable Laws" means the requirements relating to the administration of, and the issuance of securities under, equity-based awards or equity compensation plans, including, without limitation, the requirements of U.S. federal and state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or may be, granted under this Plan. For all purposes of this Plan, references to statutes and regulations shall be deemed to include any successor statutes or regulations, to the extent reasonably appropriate as determined by the Committee.

        (c)    "Award" means, individually or collectively, any Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit and Other Stock-Based Award granted under this Plan.

        (d)    "Award Agreement" means the document or documents by which each Award is evidenced, which may be in written or electronic form, is subject to such terms as may be specified by the Committee, and is subject to the terms of this Plan.

        (e)    "Board" means the Board of Directors of the Company.

        (f)    "Cause" means, with respect to a Participant's termination by the Company or an Affiliate as an Eligible Person, for "Cause" as such term (or word of like import) is expressly defined in a then-effective written agreement between the Participant and the Company. In the absence of an effective written agreement that contains a definition of Cause, the term Cause shall mean any of the following (as determined in the sole discretion of the Committee): (i) any act or omission by the Participant that constitutes a material breach by the Participant of any of his or her obligations under this Plan or an applicable Award Agreement; (ii) the Participant's conviction of, or plea of nolo contendere to, (A) any felony or (B) another crime involving dishonesty or moral turpitude or a crime which could reflect negatively upon the Company (or any of its Affiliate) or otherwise impair or impede its operations; (iii) the Participant engaging in any misconduct, negligence, act of dishonesty, violence or threat of violence (including any violation of federal securities laws) that is injurious to the Company (or any of its Affiliates); (iv) the Participant's material breach of a written policy of the Company (or any of its Affiliates) or the rules of any governmental or regulatory body applicable to the Company (or any of its Affiliates); (v) the Participant's refusal to follow the directions of his or her superiors; and (vi) any other willful misconduct by the

Participant which is materially injurious to the financial condition or business reputation of the Company (or any of its Affiliates).
        (g)    "Change in Control" means, except as otherwise provided in the Award Agreement, consummation of any of the following events:

            i.    the acquisition (whether by purchase, merger, consolidation, combination or other similar transaction) by any Person, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% (on a fully diluted basis) of either (A) the then outstanding shares of Common Stock, taking into account as outstanding for this purpose such Common Stock issuable upon the exercise of options or warrants, the conversion of convertible stock or debt, and the exercise of any similar right to acquire such Common Stock or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this Plan, the following acquisitions shall not constitute a Change in Control: (I) any acquisition by the Company or any Affiliate of the Company; (II) any acquisition by any employee benefit plan sponsored or maintained by the Company or any Affiliate of the Company; or (III) in respect of an Award held by a particular Participant, any acquisition by the Participant or any group of Persons including the Participant (or any entity controlled by the Participant or any group of Persons including the Participant);

            ii.    during any period of consecutive 24 months, individuals who, at the beginning of such period, constitute the Board (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-12 of Regulation 14A promulgated under the Exchange Act, with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

            iii.    the sale, transfer or other disposition of all or substantially all of the business or assets of the Company and its Subsidiaries to any Person that is not an Affiliate of the Company; or

            iv.    the consummation of a reorganization, recapitalization, merger, consolidation, or other similar transaction involving the Company (a "Business Combination"), unless immediately following such Business Combination 50% or more of the total voting power of the entity resulting from such Business Combination (or, if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership of sufficient voting securities eligible to elect a majority of the board of directors (or the analogous governing body) of such resulting entity), is held by the holders of the Outstanding Company Voting Securities immediately prior to such Business Combination.

        (h)    "Code" means the Internal Revenue Code of 1986, as amended, and the U.S. Treasury regulations and administrative guidance promulgated thereunder.

        (i)    "Committee" means the Compensation Committee, or any successor committee, or, in the absence of such committee, the Board itself.

        (j)    "Common Stock" means the Common Stock of the Company.

        (k)    "Company" means AG Mortgage Investment Trust, Inc., a Maryland corporation, and any successor thereto.

        (l)    "Disability" means either: (i) a total and permanent disability as defined in Section 22(e)(3) of the Code (applicable only to Incentive Stock Options); or (ii) the Participant (x) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months; (y) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering Participants of the Company; or (z) is determined by the Social Security Administration to be disabled. Notwithstanding the foregoing, the Participant shall not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Committee in its sole discretion.

        (m)    "Dividend Equivalent Right" means a credit, made at the sole discretion of the Committee, to the account of a Participant in an amount equal to the value of dividends paid on one share of Common Stock for each share of Common Stock represented by an Award held by such Participant. Under no circumstances will the payment of a Dividend Equivalent Right be made contingent on the exercise of an Option or Stock Appreciation Right.

        (n)    "Eligible Director" means a person who is (i) a "non-employee director" within the meaning of Rule 16b-3 under the Exchange Act, with respect to actions intended to obtain an exemption from Section 16(b) of the Exchange Act and (ii) an "independent" director under the rules of the New York Stock Exchange or any other securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted, or a person meeting any similar requirement under any successor rule or regulation.

        (o)    "Eligible Person" means a natural person that is (i) any individual employed by the Company or its Affiliates; provided, however, that no such employee covered by a collective bargaining agreement shall be an Eligible Person unless and to the extent that such eligibility is set forth in such collective bargaining agreement or in an agreement or instrument relating thereto; (ii) any non-officer director of the Company or its Affiliates; (iii) any consultant or advisor to the Company or its Affiliates, including Manager Employees, who are offered securities registrable pursuant to a registration statement on Form S-8 under the Securities Act; or (iv) any prospective employees, directors, officers, consultants or advisors who have accepted offers of employment or consultancy from the Company or its Affiliates (and would satisfy the provisions of clauses (i) through (iii) above once he or she begins employment with or providing services to the Company or its Affiliates), who, in the case of each of clauses (i) through (iv) above has entered into an Award Agreement or who has received written notification from the Committee or its designee that they have been selected to participate in this Plan.

        (p)    "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

        (q)    "Fair Market Value" means, as of any date, if the Common Stock is listed on any established stock exchange or national market system, the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the day of determination.

        (r)    "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code, as designated in the applicable Award Agreement.

        (s)    "Management Agreement" means that certain Management Agreement, dated as of June 29, 2011, by and between the Company and the Manager, as may be amended, restated, supplemented, replaced or otherwise modified from time to time, pursuant to which the Manager provides management services to the Company and its Subsidiaries.

        (t)    "Manager" means AG REIT Management, LLC, a Delaware limited liability company.

        (u)    "Manager Employees" means employees of the Manager or its Affiliates.

        (v)    "Manager Termination Event" means the termination of the Management Agreement.

        (w)    "Nonqualified Stock Option" means an Option not intended to qualify as an Incentive Stock Option, as designated in the applicable Award Agreement, or an intended Incentive Stock Option that does not so qualify.

        (x)    "Option" means an option to purchase shares of Common Stock that is granted pursuant to this Plan in accordance with Section 7 hereof.

        (y)    "Other Stock-Based Award" means an Award that is granted under Section 10 of this Plan.

        (z)    "Parent" means a "parent corporation" with respect to the Company, whether now or hereafter existing, as defined in Section 424(e) of the Code.

        (aa)    "Participant" means an Eligible Person who has been selected by the Committee or the Board to participate in this Plan and to receive an Award pursuant to this Plan.

        (bb)    "Performance Criteria" means specific levels of performance of the Company (and/or one or more of its Affiliates, divisions or operational and/or business units, business segments, administrative departments, or any combination of the foregoing) or any Participant, which may be determined in accordance with GAAP or on a non-GAAP basis including, but not limited to, one or more of the following measures: (i) terms relative to a peer group or index; (ii) basic, diluted, or adjusted earnings per share; (iii) sales or revenue; (iv) earnings available for distribution; (v) earnings before interest, taxes, and other adjustments (in total or on a per share basis); (vi) cash available for distribution; (vii) basic or adjusted net income; (viii) core earnings; (ix) book value; (x) stockholders equity; (xi) returns on equity, assets, capital, revenue or similar measure; (xii) level and growth of dividends; (xiii) the price or increase in price of Common Stock; (xiv) total stockholder return; (xv) total assets; (xvi) growth in assets, new originations of assets, or financing of assets; (xvii) equity market capitalization; (xviii) reduction or other quantifiable goal with respect to general and/or specific expenses; (xix) equity capital raised; (xx) mergers, acquisitions, increase in enterprise value of Affiliates, subsidiaries, divisions or business units or sales of assets of Affiliates, Subsidiaries, divisions or business units or sales of assets; and (xxi) any combination of the foregoing. Any one or more of the Performance Criteria may be stated as a percentage of another Performance Criteria, or used on an absolute or relative basis to measure the performance of the Company and/or one or more Affiliates as a whole or any divisions or operational and/or business units, business segments, administrative departments of the Company and/or one or more Affiliates or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Criteria may be compared to the performance of a selected group of comparison companies, or a published or special index that the Committee, in its sole discretion, deems appropriate, or as compared to various stock market indices.

        (cc)    "Person" means any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act).

        (dd)    "Plan" means this AG Mortgage Investment Trust, Inc. 2025 Equity Incentive Plan, as amended from time to time.

        (ee)    "Prior Plan" means the AG Mortgage Investment Trust, Inc. 2020 Equity Incentive Plan.

        (ff)    "Restricted Period" means the period of time determined by the Committee during which an Award is subject to restrictions or, as applicable, the period of time within which performance is measured for purposes of determining whether an Award has been earned.

        (gg)    "Restricted Stock" means Common Stock, subject to certain specified restrictions (which may include, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 9 of this Plan.

        (hh)    "Restricted Stock Unit" means an unfunded and unsecured promise to deliver shares of Common Stock, cash, other securities or other property, subject to certain restrictions (which may include, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 9 of this Plan.

        (ii)    "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

        (jj)    "Stock Appreciation Right" or "SAR" means an unfunded and unsecured promise to deliver shares of Common Stock, cash, other securities or other property, subject to certain restrictions (which may include, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 8 of this Plan.

        (kk)    "Subsidiary" means a subsidiary corporation with respect to Company, whether now or hereafter existing, as defined in Section 424(f) of the Code.

        (ll)    "Termination" means the termination of a Participant’s employment or service, as applicable, with the Company, the Manager or one of their respective Affiliates; provided, however, that with respect to any Participant who is an employee of the Manager or its Affiliates, such Participant shall instead be deemed to undergo a Termination hereunder upon a termination of such Participant’s employment with the Manager and its Affiliates.

    3.    Board and Stockholder Approval; Term of the Plan. The Board approved this Plan on February 28, 2025 and the Company’s stockholders approved this Plan on [May 5, 2025], to be effective [May 5, 2025]. From its effectiveness, this Plan will continue in effect for a term of ten (10) years unless terminated earlier pursuant to Section 12, below.

    4.    Administration of this Plan.

        (a)    The Committee shall administer this Plan. If a transaction is intended to be exempt under Rule 16b-3, then it will be structured to satisfy the requirements for exemption under Rule 16b-3.

        (b)    Subject to the provisions of this Plan and Applicable Laws, the Committee shall have the sole and plenary authority, in addition to other express powers and authorizations conferred on the Committee by this Plan or pursuant to the authorization of the Board, to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant, when Awards are to be granted and the applicable date of grant; (iii) determine the number of shares of Common Stock to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award, including the Fair Market Value of Awards; (v) determine whether, to what extent, and under what circumstances Awards may be settled in, or exercised for, cash, shares of Common Stock, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances the delivery of cash, shares of Common Stock, other securities, other Awards or other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant or of the Committee; (vii) determine the terms and conditions, not inconsistent with the terms of this Plan, of any Award granted under this Plan, including but not limited to, the exercise price, the purchase price, the time or times when Awards may be exercised (which may be based on Performance Criteria), any acceleration of vesting or waiver of forfeiture or repurchase restrictions, and any restriction or limitation regarding any Award or shares of Common Stock relating thereto, based in each case on such factors as the Committee, in its sole discretion, may determine; (viii) amend the terms of any outstanding Award, including the discretionary authority to extend the post-termination exercise period of Awards and accelerate the satisfaction of any vesting criteria or waiver of forfeiture or repurchase restrictions, provided, however, any amendment that would adversely affect the Participant's rights under an outstanding Award will not be made without the Participant's written consent; (ix) allow Participants to satisfy withholding tax obligations by electing to have the Company withhold from shares of Common Stock or cash to be issued upon exercise or vesting of an Award up to the number of shares of Common Stock or cash having a Fair Market Value equal to the amount required to be withheld up to the maximum individual income tax rate in the applicable jurisdiction, with the Fair Market Value of any shares of Common Stock to be withheld is to be determined on the date that the amount of tax to be withheld is to be determined, and all elections by a Participant to have shares of Common Stock or cash withheld for this purpose are to be made in such form and under such conditions as the Committee may deem necessary or advisable; (x) interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in this Plan and any instrument or agreement relating to, or Award granted under, this Plan; (viii) establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Committee shall deem appropriate for the proper administration of this Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of this Plan. Notwithstanding the foregoing or anything in this Plan to the contrary, no amendment to an outstanding Option may be implemented that would reduce the exercise price of, reprice or cancel and re-grant outstanding Options without the prior affirmative vote of the Company’s stockholders.

        (c)    Except to the extent prohibited by Applicable Law or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or traded, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any Person or Persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time. Without limiting the generality of the foregoing, the Committee may delegate to one or more officers of the Company or any Subsidiary the authority to act on behalf of the Committee with respect to any matter, right, obligation, or election which is the responsibility of, or which is allocated to, the Committee herein, and which may be so delegated as a matter of law, except for grants of Awards Eligible Directors or otherwise are subject to Section 16 of the Exchange Act.

        (d)    Unless otherwise expressly provided in this Plan, all designations, determinations, interpretations, and other decisions under or with respect to this Plan, any Award or any Award Agreement shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all Persons, including, without limitation, the Company, any Affiliate of the Company, any Participant, any holder or beneficiary of any Award, and any stockholder of the Company.

        (e)    No member of the Board, the Committee or any employee or agent of the Company (each such Person, an "Indemnifiable Person") shall be liable for any action taken or omitted to be taken or any determination made with respect to this Plan or any Award hereunder (unless constituting fraud or a willful criminal act or omission). Each Indemnifiable Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense (including attorneys’ fees) that may be imposed upon or incurred by such Indemnifiable Person in connection with or resulting from any action, suit or proceeding to which such Indemnifiable Person may be a party or in which such Indemnifiable Person may be involved by reason of any action taken or omitted to be taken or determination made with respect to this Plan or any Award hereunder and against and from any and all amounts paid by such Indemnifiable Person with the Company’s approval, in settlement thereof, or paid by such Indemnifiable Person in satisfaction of any judgment in any such action, suit or proceeding against such Indemnifiable Person, and the Company shall advance to such Indemnifiable Person any such expenses promptly upon written request (which request shall include an undertaking by the Indemnifiable Person to repay the amount of such advance if it shall ultimately be determined, as provided below, that the Indemnifiable Person is not entitled to be indemnified); provided, that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not become available to an Indemnifiable Person to the extent that a final judgment or other final adjudication (in either case not subject to further appeal) binding upon such Indemnifiable Person determines that the acts, omissions or determinations of such Indemnifiable Person giving rise to the indemnification claim resulted from such Indemnifiable Person’s fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the Company’s Charter or Bylaws. The foregoing right of indemnification shall not be exclusive of or otherwise supersede any other rights of indemnification to which such Indemnifiable Persons may be entitled under the Company’s Charter or Bylaws, as a matter of law, under an individual indemnification agreement or contract or otherwise, or any other power that the Company may have to indemnify such Indemnifiable Persons or hold such Indemnifiable Persons harmless.

        (f)    Notwithstanding anything to the contrary contained in this Plan, the Board may, in its sole discretion, at any time and from time to time, grant Awards and administer this Plan with respect to such Awards. Any such actions by the Board shall be subject to the applicable rules of the New York Stock Exchange or any other securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted. In any such case, the Board shall have all the authority granted to the Committee under this Plan.

        (g)    The Board or the Committee’s decisions, determinations, actions and interpretations shall be final, conclusive and binding on all persons having an interest in this Plan.

    5.    Shares of Common Stock Subject to this Plan; Limitations.

        (a)    Shares of Common Stock Available. Subject to the provisions of Section 11 of this Plan, the maximum aggregate number of shares of Common Stock that may be issued under this Plan is eight hundred thousand (800,000) shares of Common Stock, plus the aggregate number of shares of Common Stock that remain available for issuance (and not subject to outstanding awards) under the Prior Plan as of the date this Plan is approved by the Company’s stockholders, plus all shares of Common Stock subject to Lapsed Awards (defined below) under the Prior Plan. All of the foregoing may be subject to Incentive Stock Option treatment. Shares of Common Stock will not be deemed to have been issued pursuant to this Plan with respect to any portion of an Award that is settled in cash. Any shares of Common Stock that are withheld by the Company or tendered by a Participant (by either actual delivery or attestation) (i) to pay the exercise price of an Option granted under this Plan or (ii) to satisfy tax withholding obligations associated with an Option or SAR granted under this Plan shall not become available again for grant under this Plan. Any shares of Common Stock that were subject to a stock-settled SAR granted under this Plan that were not issued upon the exercise of such SAR shall not become available again for grant under this Plan. Any shares of Common Stock that were purchased by the Company on the open market with the proceeds from the exercise of an Option granted under this Plan shall not become available for grant under this Plan. Except as set forth above, any shares of Common Stock that are withheld by the Company or tendered by a Participant (by either actual delivery or attestation) to satisfy tax withholding obligations associated with any Award other than an Option or SAR granted under this Plan shall become available again for grant under this Plan.

        (b)    Lapsed Awards. If any outstanding Award under this Plan (or under the Prior Plan) expires or is terminated or canceled without having been exercised or settled in full, or if shares of Common Stock acquired pursuant to an Award subject to forfeiture or repurchase are forfeited or repurchased by the Company, the shares of Common Stock allocable to the terminated portion of such award or the forfeited or repurchased shares of Common Stock will again be available for grant under this Plan (collectively, the "Lapsed Awards"). Similarly, shares of Common Stock subject to Lapsed Awards under the Prior Plan shall add to the maximum number of shares of Common Stock that are available for grant under Section 5(a) of this Plan.

        (c)    Shares of Common Stock under Plans of Acquired Companies. Shares of Common Stock issued or transferred pursuant to an Award granted in substitution for outstanding awards, or in connection with assumed awards, previously granted by a company or other entity acquired by the Company or with which the Company combines, shall not count against the limits in the first sentence of Section 5(a) hereof.

        (d)        Limitations.

            (i)    $100,000 Limitation for Incentive Stock Options. Each Option must be designated in the Award Agreement as either an Incentive Stock Option or a Nonqualified Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options will be treated as Nonqualified Stock Options. For purposes of this Section 6(a), Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the shares of Common Stock will be determined as of the time the Options with respect to such shares of Common Stock are granted.

            (ii)    Repricing and Reload Options Prohibited. Except as provided in Section 11, the Company may not, without obtaining stockholder approval: (i) amend or modify the terms of any outstanding Option or SAR to reduce the exercise price of such outstanding Option or SAR; (ii) cancel, exchange or permit or accept the surrender of any outstanding Option or SAR in exchange for an Option or SAR with an exercise price that is less than the exercise price of the original Option or SAR; or (iii) cancel, exchange or permit or accept the surrender of any outstanding Option or SAR in exchange for any other Award, cash or securities for purposes of repricing such Option or SAR.

    6.    Eligibility. Participation in this Plan shall be limited to Eligible Persons.

    7.    Options.

        (a)    General. Each Option granted under this Plan shall be evidenced by an Award Agreement that specifies the exercise price, the term of the Option, the number of Shares subject to the Option, any exercise restrictions applicable to the Option, and such other terms and conditions as the Committee, in its sole discretion, may determine.

        (b)    Term of Option. The term of each Option must be stated in the Award Agreement. In the case of an Incentive Stock Option, the term must be ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option must be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

        (c)    Option Exercise Price and Consideration.

            (i)    Exercise Price. The exercise price per Common Stock to be issued pursuant to the exercise of an Option is to be determined by the Committee, subject to the following:

                (1)    In the case of an Incentive Stock Option:

                    (A)    granted to an employee of the Company or any Parent or Subsidiary who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the exercise price per Common Stock must be no less than one hundred ten percent (110%) of the Fair Market Value per shares of Common Stock on the date of grant.

                    (B)    granted to any employee of the Company or any Parent or Subsidiary other than an employee described in paragraph (A) immediately above, the exercise price per Common Stock must be not less than one hundred percent (100%) of the Fair Market Value per Common Stock on the date of grant.

                (2)    In the case of a Nonqualified Stock Option, the exercise price per Common Stock will be determined by the Committee, but must not be less than the Fair Market Value per Common Stock on the date of grant unless the terms of such Nonqualified Stock Option comply with Section 409A of the Code.

                (3)    Notwithstanding the foregoing, Options may be granted with an exercise price per Common Stock that is less than one hundred percent (100%) of the Fair Market Value per

Common Stock on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.

            (ii)    Waiting Period and Exercise Dates. At the time an Option is granted, the Committee will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised. The Committee may, in its sole discretion, accelerate the satisfaction of such conditions at any time.

        (d)    Form of Consideration. The Committee will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Committee will determine the acceptable form of consideration at the time of grant. Such consideration, to the extent permitted by Applicable Laws, may consist entirely of:

            (i)    cash or cash equivalents;

            (ii)    check;

            (iii)    in the discretion of the Committee, surrendering or attesting to the ownership of shares of Common Stock that are already owned by the Participant that meet the conditions established by the Committee to avoid adverse accounting consequences, valued at their Fair Market Value on the date the Option is exercised;

            (iv)    in the discretion of the Committee, payment may be made in whole or in part by the delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell shares of Common Stock and to deliver all or part of the sales proceeds to the Company in payment of all or part of the exercise price and/or any withholding taxes;

            (v)    in the discretion of the Committee, through a "net exercise" such that, without the payment of any funds, the Participant may exercise the Option and receive the net number of shares of Common Stock equal to (A) the number of shares of Common Stock as to which the Option is being exercised, multiplied by (B) a fraction, the numerator of which is the Fair Market Value per shares of Common Stock(on such date as is determined by the Committee) less the exercise price per share of Common Stock, and the denominator of which is such Fair Market Value per shares of Common Stock. The number of net shares of Common Stock to be received shall be rounded down to the nearest whole number of shares of Common Stock;

            (vi)    in the discretion of the Committee, a reduction in the amount of any Company liability owed to the Participant;

            (vii)    in the discretion of the Committee, any combination of the foregoing methods of payment; or

            (viii)    in the discretion of the Committee, any other consideration and method of payment for the issuance of shares of Common Stock permitted by Applicable Laws.

        (e)        Exercise of Option.

            (i)    Procedure for Exercise; Rights as a Stockholder. Any Option granted under this Plan will be exercisable according to the terms of this Plan and at such times and under such conditions as determined by the Committee and set forth in the Award Agreement. An Option will be deemed exercised when the Company receives: (x) written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option, (y) full payment for the shares of Common Stock with respect to which the Option is exercised (including provision for any applicable tax withholding), and (z) all representations and documents reasonably requested by the Committee. Full payment may consist of any consideration and method of payment authorized by the Committee and permitted by the Award Agreement and this Plan. Shares of Common

Stock issued upon exercise of an Option must be issued in the name of the Participant. Until the shares of Common Stock are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to shares of Common Stock subject to the Option, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such shares of Common Stock promptly after the Option is exercised. No adjustment is to be made for a dividend or other right for which the record date is prior to the date shares of Common Stock are issued, except as provided in Section 11 or the applicable Award Agreement. Exercising an Option in any manner will decrease the number of shares of Common Stock thereafter available for sale under the Option, by the number of shares of Common Stock as to which the Option is exercised.

            (ii)    Termination of Relationship as an Eligible Person (Other than Death or Disability). If a Participant ceases to be an Eligible Person, other than upon the Participant's death or Disability, the Participant may exercise the vested portion of his or her Option within the time period specified in the Award Agreement (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). If the Award Agreement does not specify a time period within which the vested portion of such Option must be exercised after the Participant ceasing to be an Eligible Person, the vested portion of such Option will be exercisable for three (3) months after the Participant ceases to be an Eligible Person (other than upon the Participant's death or Disability). Unless otherwise provided by the Committee, if the Participant is not vested as to his or her entire Option on the date the Participant ceases to be an Eligible Person (other than upon the Participant's death or Disability), then immediately thereafter, shares of Common Stock covered by the unvested portion of the Option shall be forfeited. Additionally, if the Participant does not exercise his or her Option as to all of the vested shares of Common Stock within the time period specified herein, then immediately thereafter, the Option will terminate and the shares of Common Stock covered by the unexercised portion of the Option shall be forfeited.

            (iii)    Disability of Participant. If a Participant ceases to be an Eligible Person as a result of his or her Disability, the Participant may exercise the vested portion of his or her Option within the time period specified in the Award Agreement (but in no event later than the expiration of the term of the Option as set forth in the Award Agreement). If the Award Agreement does not specify a time period within which the vested portion of such Option must be exercised after the Participant ceasing to be an Eligible Person as a result of his or her Disability, the vested portion of such Option will be exercisable for twelve (12) months after the Participant ceasing to be a Service Provider as a result of his or her Disability. Unless otherwise provided by the Committee, if the Participant is not vested as to the Participant's entire Option on the date he or she ceases to be an Eligible Peron as a result of his or her Disability, then immediately thereafter, the shares of Common Stock covered by the unvested portion of the Option shall be forfeited. Additionally, if the Participant does not exercise his or her Option as to all of the vested shares of Common Stock within the time period specified herein, then immediately thereafter, the Option will terminate and the shares of Common Stock covered by the unexercised portion of the Option shall be forfeited.

            (iv)    Death of Participant. If a Participant dies while an Eligible Person, the vested portion of the Option may be exercised within the time period specified in the Award Agreement (but in no event later than the expiration of the term of the Option as set forth in the Award Agreement), by the beneficiary designated by the Participant prior to his or her death; provided that such designation must be acceptable to the Committee. If no beneficiary has been designated by the Participant, then the vested portion of the Option may be exercised by the personal representative of the Participant's estate, or by the persons to whom the Option is transferred pursuant to the Participant's will or in accordance with the laws of descent and distribution. If the Award Agreement does not specify a time period within which the vested portion of such Option must be exercised after a Participant's death, the vested portion of such Option will be exercisable for twelve (12) months after his or her death. Unless otherwise provided by the Committee, if the Participant is not vested as to his or her entire Option on the date he or she ceases to be an Eligible Person as a result of the Participant's death, then immediately thereafter, the shares of Common Stock covered by the unvested portion of the Option shall be forfeited. Additionally, if the Participant's beneficiary, personal representative or permitted transferee does not exercise the Option as to all of the vested shares of Common Stock within the time period specified herein, then immediately thereafter, the Option will terminate.

8.        Stock Appreciation Rights.

        (a)    Grant of SARs. Subject to the terms and conditions of this Plan, a SAR may be granted to an Eligible Person at any time and from time to time as may be determined by the Committee, in its sole discretion. The Committee has complete discretion to determine the number of SARs granted to any Eligible Person. Subject to the provisions of Section 4, the Committee has complete discretion to determine the terms and conditions of SARs granted under this Plan, including the sole discretion to accelerate exercisability at any time, but the exercise price per share of Common Stock that will determine the amount of the payment the Company receives upon exercise of a SAR will not be less than the Fair Market Value per share of Common Stock on the date of grant unless the terms of such SAR comply with Section 409A of the Code.

        (b)    SAR Agreement. Each SAR grant must be evidenced by an Award Agreement that specifies the exercise price, the term, the conditions of exercise, and such other terms and conditions as the Committee, in its sole discretion, may determine.

        (c)    Expiration of SARs. A SAR granted under this Plan will expire upon the date determined by the Committee, in its sole discretion, as set forth in the Award Agreement; but no SAR may be exercisable later than ten (10) years after the date of grant. Notwithstanding the foregoing, Sections 7(e)(ii), 7(e)(iii) and 7(e)(iv) also apply to SARs.

        (d)    Payment of SAR Amount. Upon exercise of a SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

            (i)    The excess of the Fair Market Value of a share of Common Stock on the date of exercise over the exercise price; by

            (ii)    The number of shares of Common Stock with respect to which the SAR is exercised.

    At the sole discretion of the Committee, the payment upon the exercise of a SAR may be in cash, in shares of Common Stock of equivalent value, or in some combination thereof.

    9.    Restricted Stock and Restricted Stock Units.

        (a)    Grant of Restricted Stock and Restricted Stock Units. Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant shares of Common Stock of Restricted Stock and Restricted Stock Units to Eligible Persons in such amounts as the Committee, in its sole discretion, determines.

        (b)    Award Agreement. Each Award of Restricted Stock or Restricted Stock Unit must be evidenced by an Award Agreement that specifies the number of shares of Common Stock or Restricted Stock Units granted, and such other terms and conditions as the Committee, in its sole discretion, may determine.

        (c)    Removal of Restrictions. The Committee may, in its sole discretion, accelerate the time at which any restrictions will lapse or be removed.

        (d)    Voting Rights. Participants holding shares of Common Stock of Restricted Stock may exercise full voting rights with respect to those shares of Common Stock, unless the Committee determines otherwise. Participants holding Restricted Stock Units shall have no voting rights with respect to shares of Common Stock represented by such Restricted Stock Units until the date of the issuance of such shares of Common Stock (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).

        (e)    Dividends and Dividend Equivalent Rights. Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such shares of Common Stock; provided, however, that if so determined by the Committee and provided by the Award Agreement, such dividends and distributions shall be paid no later than the end of the calendar year in which such dividends or distributions are paid to stockholders. With respect to Restricted Stock Units, the Committee, in its discretion, may provide in the Award Agreement evidencing any Restricted Stock Unit that the Participant shall be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on shares of Common Stock during the period beginning on the date such Award is granted and ending, with respect to each shares of Common Stock subject to the Award, on the earlier of the date the Award is settled or the date on which it is terminated. Unless otherwise determined by the Committee, such cash amount or additional Restricted Stock Units shall be subject to the same terms and conditions and shall be settled in the same manner and at the same time as the Restricted Stock Units originally granted.

    10.    Other Stock-Based Awards. The Committee may issue unrestricted Common Stock, rights to receive grants of Awards at a future date, and other Awards denominated in or based upon Common Stock (including, without limitation, performance shares or performance units and other cash-based awards), under this Plan to Eligible Persons, alone or in tandem with other Awards, in such amounts and dependent on such conditions as the Committee shall from time to time in its sole discretion determine. Each Other Stock-Based Award granted under this Plan shall be evidenced by an Award Agreement. Each Other Stock-Based Award so granted shall be subject to such conditions not inconsistent with this Plan as may be reflected in the applicable Award Agreement or other form evidencing such Award.

    11.    Adjustments; Dissolution or Liquidation; Change in Control.

        (a)    Adjustments. In the event of (i) any dividend (other than non-recurring dividends or distributions), recapitalization, stock split, reverse stock split, reorganization, liquidation, dissolution, merger, consolidation, split-up, split-off, spin-off, combination, repurchase, exchange of shares of Common Stock or other securities of the Company, issuance of warrants or other rights to acquire shares of Common Stock or other securities of the Company, or other similar corporate transaction or event that affects the shares of Common Stock (including, without limitation, a Change in Control); or (ii) unusual or nonrecurring events (including, without limitation, a Change in Control) affecting the Company, any Affiliate of the Company, or the financial statements of the Company or any Affiliate of the Company, or changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange or inter-dealer quotation system, accounting principles or law, such that in either case an adjustment will be made, then the Committee shall make any such proportionate substitution or adjustment, if any, as it deems equitable, including without limitation, adjusting any or all of (A) the number of shares of Common Stock that may be issued under this Plan, or any other limit applicable under this Plan with respect to the number of shares of Common Stocks of Common Stock or Awards which may be granted hereunder; and (B) the terms of any outstanding Award, including, without limitation, (i) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or other property) subject to outstanding Awards or to which outstanding Awards relate; (ii) the exercise price or strike price with respect to any Award; or (iii) any applicable performance measures (including, without limitation, Performance Criteria); provided, that in the case of any “equity restructuring” (within the meaning of the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor pronouncement thereto)), the Committee shall make an equitable or proportionate adjustment to outstanding Awards to reflect such equity restructuring. Any adjustment under this Section 11(a) shall be conclusive and binding for all purposes.

        (b)    Change in Control. This Section 11(b) will apply except to the extent otherwise provided in the Award Agreement:

            (i)    Assumption, Continuation or Substitution. In the event of a Change in Control, each outstanding Award shall be assumed or an equivalent Award substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. With respect to Awards that are assumed or substituted, if on the date of or following the assumption or substitution, the Participant's status as a Eligible Person is terminated without Cause within eighteen (18) months following the date of the Change in Control, then all restrictions on Awards granted to such Participant will lapse, and the Participant will fully vest in and have the right to exercise, if applicable, his or her Awards, and, to the extent applicable, all Performance Goals and other vesting criteria will be deemed achieved at target levels and all other terms and conditions deemed satisfied. Unless determined otherwise by the Committee, if the successor corporation refuses to assume or substitute for the Award, then immediately prior to such Change in Control, all outstanding Awards shall become fully vested, all applicable restrictions shall lapse, all performance objectives, Performance Criteria and other vesting criteria shall be deemed achieved at targeted levels and, with respect to Options or SARs, Participants shall have the right to exercise the Option or SAR as to all of the Awarded Stock, including shares of Common Stock as to which it would not otherwise be vested or exercisable. If an Option or SAR is not assumed or substituted on the Change in Control, the Committee shall notify the Participant in writing or electronically that the Option or SAR shall be exercisable, to the extent vested, for a period of up to 15 days from the date of such notice, and the Option or SAR shall terminate upon the expiration of such period. For purposes of this Section 11(b)(i), an Award shall be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each shares of Common Stock subject to an Award immediately prior to the Change in Control, the consideration (whether securities, cash or property) received in the Change in Control by holders of Common Stock for each shares of Common Stock held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock). However, if the consideration received in the Change in Control is not solely common stock of the successor corporation or its Parent, the Committee may, with the consent of the successor corporation, provide for the consideration to be received for each shares of Common Stock, and upon the exercise of the Option or SAR for each share of Awarded Stock subject to the Option or SAR, to be solely common stock of the successor corporation or its Parent equal in Fair Market Value to the per share consideration received by holders of Common Stock in the Change in Control. Notwithstanding anything in this Plan to the contrary, an Award that vests, is earned, or is paid-out upon the satisfaction of one or more performance objectives shall not be considered assumed if the Company or its successor modifies any of the performance objectives without the Participant’s consent; provided, however, a modification to performance objectives only to reflect the successor corporation’s post-Change in Control corporate structure shall not be deemed to invalidate an otherwise valid Award assumption.

            (ii)    Cash-Out of Outstanding Stock-Based Awards. Notwithstanding any provision of Section 11(b)(i) to the contrary, the Committee may, in its discretion and without the consent of any Participant, determine that, upon the occurrence of a Change in Control, each or any Award denominated in shares of Common Stock or portion thereof outstanding immediately prior to the Change in Control and not previously exercised or settled shall be canceled in exchange for a payment with respect to each vested shares of Common Stock (and each unvested shares of Common Stock, if so determined by the Committee) subject to such canceled Award in (i) cash, (ii) stock of the Company or of a corporation or other business entity a party to the Change in Control, or (iii) other property which, in any such case, shall be in an amount having a Fair Market Value equal to the Fair Market Value of the consideration to be paid per shares of Common Stock in the Change in Control, reduced (but not below zero) by the exercise or purchase price per shares of Common Stock, if any, under such Award. In the event such determination is made by the Committee, an Award having an exercise or purchase price per share equal to or greater than the Fair Market Value of the consideration to be paid per share of Stock in the Change in Control may be canceled without payment of consideration to the holder thereof. Payment pursuant to this Section 11 (reduced by applicable withholding taxes, if any) shall be made to Participants in respect of the vested portions of their canceled Awards as soon as practicable following the date of the Change in Control and in respect of the unvested portions of their canceled Awards in accordance with the vesting schedules applicable to such Awards.

    12.    Amendments and Termination.

        (a)    Amendment and Termination of this Plan. The Board may amend, alter, suspend, discontinue, or terminate this Plan or any portion thereof at any time.

        (b)    Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary to comply with Applicable Laws. To the extent it is desired to grant Incentive Stock Options under this Plan, then approval of this Plan by the stockholders of the Company must occur within twelve (12) months before or after the date this Plan is adopted by the Board. Such approval by stockholders of the Company shall be obtained in the degree and manner required under Applicable Law. Incentive Stock Options may be granted, but Incentive Stock Options may not be exercised, prior to approval of this Plan by stockholders of the Company.

        (c)    Effect of Amendment or Termination. No amendment, alteration, suspension, or termination of this Plan will materially or adversely impair the rights of any Participant, unless otherwise mutually agreed upon by the Participant and the Committee, which agreement must be in writing and signed by the Participant and the Company. Termination of this Plan will not affect the Committee’s ability to exercise the powers granted to it under this Plan with respect to Awards granted under this Plan prior to the date of termination. No shares of Common Stock shall be issued or sold under this Plan after the termination thereof, except upon exercise of an Award granted prior to the termination of this Plan. Notwithstanding the foregoing, or anything in this Plan to the contrary, the Committee shall have unilateral authority to amend an Award, without Participant consent, to the minimum extent necessary to comply with Section 409A of the Code and such amendment shall not be deemed to materially impair the rights of such Participant.

    13.    General.

        (a)    Non-Transferability of Awards. Unless determined otherwise by the Committee, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised during the lifetime of the Participant only by the Participant. If the Committee makes an Award transferable, such Award may contain such additional terms and conditions as the Committee deems appropriate.

        (b)    Taxes. As a condition to the exercise or settlement of an Award, the Participant shall make such arrangements as the Committee may require for the satisfaction of any applicable withholding taxes arising in connection with the exercise or settlement of an Award under the laws of U.S. federal, state, local or non-U.S. jurisdictions. The Company shall not be required to issue any shares of Common Stock under this Plan until the foregoing obligations are satisfied. Without limiting the generality of the foregoing, upon the exercise or settlement of any Award, the Company shall have the right to withhold taxes from any compensation or other amounts that the Company may owe to the Participant, or to require the Participant to pay to the Company the amount of any taxes that the Company may be required to withhold with respect to the shares of Common Stock issued to the Participant. Without limiting the generality of the foregoing, the Committee in its sole discretion may authorize the Participant to satisfy all or part of any withholding tax liability by: (i) having the Company withhold from the shares of Common Stock that would otherwise be issued upon the exercise or settlement of an Award up to that number of shares of Common Stock having a Fair Market Value, as of the date the withholding tax liability arises, sufficient to satisfy the withholding obligations up to the maximum individual income tax rate in the applicable jurisdiction; and/or (ii) delivering to the Company previously owned and unencumbered shares of Common Stock having a Fair Market Value, as of the date the withholding tax liability arises, equal to the amount of the Company's withholding tax liability to be so satisfied. Subject to the preceding sentence, the exercisability or settlement of any Award Agreement shall be determined by the Committee in its sole discretion.

        (c)    No Claim to Awards; No Rights to Continued Employment; Waiver. No employee of the Company or its Affiliates, or other Person, shall have any claim or right to be granted an Award under this Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. There is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated. Neither this Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Company or its Affiliates, nor shall it be construed as giving any Participant any rights to continued service on the Board. The Company or any of its Affiliates may at any time dismiss a Participant from employment or discontinue any consulting relationship, free from any liability or any claim under this Plan, unless otherwise expressly provided in this Plan or any Award Agreement. By accepting an Award under this Plan, a Participant shall thereby be deemed to have waived any claim to continued exercise or vesting of an Award or to damages or severance entitlement related to non-continuation of the Award beyond the period provided under this Plan or any Award Agreement, except to the extent of any provision to the contrary in any written employment contract or other agreement between the Company and its Affiliates and the Participant, whether any such agreement is executed before, on or after the date the Award is granted.

        (d)    International Participants. With respect to Participants who reside or work outside of the United States of America, the Committee may, in its sole discretion, amend the terms of this Plan and create or amend outstanding Awards with respect to such Participants in order to conform such terms with the requirements of local law or to obtain more favorable tax or other treatment for a Participant the Company or its Affiliates.

        (e)    Designation and Change of Beneficiary. Each Participant may file with the Committee a written designation of one or more Persons as the beneficiary(ies) who shall be entitled to receive the amounts payable with respect to an Award, if any, due under this Plan upon the Participant’s death. A Participant may, from time to time, revoke or change the Participant’s beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by a Participant, the beneficiary shall be deemed to be the Participant’s spouse or, if the Participant is unmarried at the time of death, the Participant’s estate.

        (f)    Manager Termination Event. In the event of a Qualifying Manager Termination, and notwithstanding any provision of this Plan to the contrary, all outstanding unvested Awards held by Manager Employees shall vest in full as of such Qualifying Manager Termination. In the event of a Manager Termination Event (other than a Qualifying Manager Termination), including by action of the Manager (other than as a result of the breach by the Company of the Management Agreement) or by action of the Company as a result of the breach by the Manager of the Management Agreement, all vesting with respect to all outstanding unvested Awards held by Manager Employees shall cease, and all such outstanding unvested Awards shall be forfeited to the Company for no consideration as of the date of such Manager Termination Event; provided, that, notwithstanding anything contained in this Plan to the contrary, in connection with any Manager Termination Event, the Committee shall reasonably determine whether or not to permit a Manager Employee to retain, vest or continue to vest in an Award notwithstanding such Manager Termination Event. Any such determination may be set forth in a Manager Employee’s Award Agreement or made as an amendment to a Manager Employee’s Award Agreement on or before such Manager Termination Event. For purposes of this subjection (f), the term "Qualifying Manager Termination" means a (i) Manager Termination Event that occurs by action of the Company (other than as a result of the breach by the Manager of the Management Agreement), (ii) Manager Termination Event that occurs by action of the Manager as a result of the breach by the Company of the Management Agreement, or (iii) a Manager Sale. For purposes of the foregoing, a "Manager Sale" means:

            (i)    the acquisition (whether by purchase, merger, consolidation, combination or other similar transaction) by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% (on a fully diluted basis) of the Membership Interests (defined to mean the limited liability company interests of the Manager (and any interests, units or other securities into which such Membership Interests may be converted or into which they may be exchanged)); provided, however, that for purposes of this Plan, the following acquisitions shall not constitute a Manager Sale: (A) any acquisition by the Manager or any Affiliate of the Manager; (B) any acquisition by any employee benefit plan sponsored or maintained by the Manager or any Affiliate of the Manager; or (C) in respect of an Award held by a particular Participant, any acquisition by the Participant or any group of Persons including the Participant (or any entity controlled by the Participant or any group of Persons including the Participant) (each of the entities in (A), (B) and (C) being referred to herein as an "Affiliated Entity");

            (ii)    the sale, transfer or other disposition of all or substantially all of the business or assets of the Manager to any Person that is not an Affiliated Entity; or

            (iii)    the consummation of a reorganization, recapitalization, merger, consolidation, or other similar transaction involving the Manager (i.e., a business combination), unless immediately following such

Business Combination 50% or more of the total voting power of the entity resulting from such business combination is held by Angelo, Gordon & Co., L.P. or one or more of its Affiliates.

        (g)    No Rights as a Stockholder. Except as otherwise specifically provided in this Plan or any Award Agreement, no Person shall be entitled to the privileges of ownership in respect of shares of Common Stock which are subject to Awards hereunder until such shares have been issued or delivered to such Person.

        (h)    Government and Other Regulations.

            i.    The obligation of the Company to settle Awards in shares of Common Stock or other consideration shall be subject to all Applicable Laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any shares of Common Stock pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel (if the Company has requested such an opinion), satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act any of the shares of Common Stock to be offered or sold under this Plan. The Committee shall have the authority to provide that all shares of Common Stock or other securities of the Company or any Affiliate of the Company issued under this Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under this Plan, the applicable Award Agreement, the Federal securities laws, or the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or quoted and any other applicable Federal, state, local or non-U.S. laws, rules, regulations and other requirements, and, the Committee may cause a legend or legends to be put on certificates representing shares of Common Stock or other securities of the Company or any Affiliate of the Company issued under this Plan to make appropriate reference to such restrictions or may cause such Common Stock or other securities of the Company or any Affiliate of the Company issued under this Plan in book-entry form to be held subject to the Company’s instructions or subject to appropriate stop-transfer orders. Notwithstanding any provision in this Plan to the contrary, the Committee reserves the right to add any additional terms or provisions to any Award granted under this Plan that the Committee, in its sole discretion, deems necessary or advisable in order that such Award complies with the legal requirements of any governmental entity to whose jurisdiction the Award is subject.

            ii.    The Committee may cancel an Award or any portion thereof if it determines, in its sole discretion, that legal or contractual restrictions and/or blockage and/or other market considerations would make the Company’s acquisition of shares of Common Stock from the public markets, the Company’s issuance of Common Stock to the Participant, the Participant’s acquisition of Common Stock from the Company and/or the Participant’s sale of Common Stock to the public markets, illegal, impracticable or inadvisable. If the Committee determines to cancel all or any portion of an Award in accordance with the foregoing, the Company shall, subject to any limitations or reductions as may be necessary to comply with Section 409A of the Code, (A) pay to the Participant an amount equal to the excess of (1) the aggregate Fair Market Value of the shares of Common Stock subject to such Award or portion thereof canceled (determined as of the applicable exercise date, or the date that the shares would have been vested or issued, as applicable); over (2) the aggregate exercise price or strike price (in the case of an Option or SAR, respectively) or any amount payable as a condition of issuance of shares of Common Stock (in the case of any other Award). Such amount shall be delivered to the Participant as soon as practicable following the cancellation of such Award or portion thereof, or (B) in the case of Restricted Stock, Restricted Stock Units or Other Stock-Based Awards, provide the Participant with a cash payment or equity subject to deferred vesting and delivery consistent with the vesting restrictions applicable to such Restricted Stock, Restricted Stock Units or Other Stock-Based Awards, or the underlying shares in respect thereof.

        (i)    Nonexclusivity of this Plan. Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of equity-based awards otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

        (j)    No Trust or Fund Created. Neither this Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate of the Company, on the one hand, and a Participant or other Person, on the other hand. No provision of this Plan or any Award shall require the Company, for the purpose of satisfying any obligations under this Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company be obligated to maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under this Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other service providers under general law.

        (k)    Relationship to Other Benefits. No payment under this Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as otherwise specifically provided in such other plan or as required by Applicable Law.

        (l)    Governing Law. This Plan shall be governed by and construed in accordance with the internal laws of the State of Maryland applicable to contracts made and performed wholly within the State of Maryland, without giving effect to the conflict of laws provisions thereof.

        (m)    Severability. If any provision of this Plan or any Award or Award Agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify this Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the Applicable Laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of this Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, Person or Award and the remainder of this Plan and any such Award shall remain in full force and effect.

        (n)    Obligations Binding on Successors. The obligations of the Company under this Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.

        (o)    Section 409A of the Code. It is the intention of the Company that no Award be "deferred compensation" subject to Section 409A of the Code, unless and to the extent that the Committee specifically determines otherwise, and this Plan and the terms and conditions of all Awards are to be interpreted accordingly. The following rules will apply to Awards that are intended to comply with Section 409A:

            (i)    Any distribution of a 409A Award following a separation from service that would be subject to Section 409A(a)(2)(A)(i) of the Code as a distribution following a separation from service of a "specified employee" (as defined under Section 409A(a)(2)(B)(i) of the Code) will occur no earlier than the expiration of the six-month (6) period following such separation from service.

            (ii)    In the case of any distribution of any other 409A Award, if the timing of such distribution is not otherwise specified in this Plan or Award Agreement or other governing document, the distribution will be made not later than the end of the calendar year during which the settlement of the 409A Award is specified to occur.

            (iii)    Each payment that a Participant may receive with respect to a 409A Award will be treated as a "separate payment" for purposes of Section 409A of the Code.

        (p)    Clawback/Forfeiture. Notwithstanding anything to the contrary contained herein, an Award agreement may provide that the Committee may in its sole discretion cancel such Award if the Participant has engaged in or engages in detrimental activity that is in conflict with or adverse to the interest of the Company or any Affiliate of the Company, including, without limitation, fraud or conduct contributing to any financial restatements or irregularities, as determined by the Committee in its sole discretion. The Committee may also provide in an Award Agreement that if the Participant otherwise has engaged in or engages in any activity referred to in the preceding sentence, all of the Participant’s outstanding awards will be cancelled and/or the Participant will forfeit any gain realized on the vesting or exercise of such Award, and must repay the gain to the Company. The Committee may also provide in an Award agreement that if the Participant receives any amount in excess of what the Participant should have received under the terms of the Award for any reason (including without limitation by reason of a financial restatement, mistake in calculations or other administrative error), then the Participant shall be required to repay any such excess amount to the Company. Without limiting the foregoing, all Awards shall be subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with Applicable Law.

        (q)    Expenses; Gender; Titles and Headings. The expenses of administering this Plan shall be borne by the Company and its Affiliates. Masculine pronouns and other words of masculine gender shall refer to both men and women. The titles and headings of the sections in this Plan are for convenience of reference only, and in the event of any conflict, the text of this Plan, rather than such titles or headings, shall control.

* * * * *

PROXY CARD

ANNUAL MEETING OF STOCKHOLDERS OF

AG MORTGAGE INVESTMENT TRUST, INC.

May 5, 2025

GO GREEN
e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via https://equiniti.com/us/ast-access to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS:
The Notice of Meeting, proxy statement, proxy card, and annual report are available at http://www.astproxyportal.com/ast/24506

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20630303000000000000 4 050525

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS, AND "FOR" PROPOSALS 2, 3 AND 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
○ Debra Hess
○ T.J. Durkin
○ Dianne Hurley
○ Matthew Jozoff
○ M. Christian Mitchell
○ Nicholas Smith

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	FOR	AGAINST	ABSTAIN
2. To ratify the appointment of Deloitte & Touche LLP as the Company's registered independent public accounting firm for the year ending December 31, 2025.	☐	☐	☐
3. Advisory vote on executive compensation.	☐	☐	☐
4. Approval of the AG Mortgage Investment Trust, Inc. 2025 Equity Incentive Plan.	☐	☐	☐

THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS.

Signature of Stockholder ____________ Date: ______ Signature of Stockholder ____________ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

AG MORTGAGE INVESTMENT TRUST, INC.

Proxy for Annual Meeting of Stockholders on May 5, 2025

Solicited on Behalf of the Board of Directors

The undersigned hereby appoints T.J. Durkin and Jenny B. Neslin, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Stockholders of AG Mortgage Investment Trust, Inc., to be held Monday, May 5, 2025 at 9:00 AM Eastern Time, and any adjournments or postponements thereof. The company will be hosting the meeting virtually this year. To attend the meeting, please visit https://web.lumiconnect.com/201017455 (password: ag2025).

(Continued and to be signed on the reverse side)

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